Exhibit 10.1

CITIZENS BANK NEW HAMPSHIRE

LOAN AND SECURITY AGREEMENT

 (ALL ASSETS)

This Loan and Security Agreement (All Assets) dated as of April 20, 2007 (the “Agreement”) by and among GT Solar International, Inc., a Delaware corporation (“GT International” and/or “Borrower Agent”), GT Solar Incorporated, a Delaware corporation (“GT Solar”), GT Solar Holdings, LLC, a Delaware limited liability company (“GT Holdings”) and GT Equipment Holdings, Inc., a New Hampshire corporation (“GT Equipment”) (GT International, GT Solar, GT Holdings and GT Equipment are together, jointly and severally, the “Borrowers” and each, individually, a “Borrower”), the financial institutions which are or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and Citizens Bank New Hampshire (“Citizens”), a New Hampshire banking institution organized and existing under the laws of New Hampshire, as a Lender and as agent for the Lenders (Citizens, in such capacity (the “Agent”)).

1.             SECURITY INTEREST. Each Borrower, for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to Agent for its benefit and for the ratable benefit of each Lender (and each Affiliate of any Lender party to a Hedging Contract), a continuing security interest in and to and collaterally assigns to Agent, for its benefit and for the ratable benefit of each Lender (and each Affiliate of any Lender party to a Hedging Contract ) all assets of the Borrowers, wherever located and whether now owned or hereafter acquired, including, without limitation, the following:

(a)           all inventory (as defined in Article 9 of the Uniform Commercial Code), including, without limitation, all goods, merchandise, raw materials and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrowers’ business (all hereinafter called the “Inventory”);

(b)           all accounts (as defined in Article 9 of the Uniform Commercial Code, hereinafter “Accounts”), contracts, contract rights, notes, bills, drafts, acceptances, general intangibles (including without limitation registered and unregistered trade names, copyrights, design rights, customer lists, goodwill, computer programs, computer records, computer software, source codes, codes, computer data, registrations, licenses, service marks, trade secrets, trademarks, trademark applications, patents, patent applications, ledger sheets, files, records, data processing records relating to any Accounts, tax refund claims, all claims under guaranties, security interests or other security held by or granted to the Borrowers to secure payment of any Receivables and all tax refunds of every kind and nature to which any Borrower is now or hereafter may become entitled to, no matter how arising), instruments, documents, chattel paper (whether tangible or electronic) deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities (whether certificated or uncertificated), security entitlements, security accounts, investment property, supporting obligations, payment intangibles, choses in action, commercial tort claims described on Schedule 4(l), hereto (as amended from time to time), and all other debts, obligations and liabilities in whatever form, owing to any Borrower from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to any Borrower, for goods sold by it or for services rendered by it, or however otherwise same may have been established or created, all guarantees and securities therefor, all right, title and interest of all Borrowers in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights to replevy goods, and all rights of an unpaid seller of merchandise or services (all hereinafter called the “Receivables”);

(c)           all machinery, equipment, fixtures and other goods (as defined in Article 9 of the Uniform Commercial Code) whether now owned or hereafter acquired by any Borrower and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof (all hereinafter called the “Equipment”);

(d)           certain real property, together with all improvements thereon located at 243 Daniel Webster Highway, Merrimack, New Hampshire and owned by GT Solar (the “Real Property); and

(e)           all proceeds and products of all of the foregoing in any form, including, without limitation, all proceeds of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of any of the foregoing (which, with Inventory, Receivables, Equipment and Real Property are all hereinafter called “Collateral”).

Notwithstanding the foregoing, the term “Collateral” does not include:

(a)           investment property consisting of capital securities of a foreign Subsidiary of any Borrower other than 65% of the total combined voting power of all capital securities of any direct first-tier foreign Subsidiary;

(b)           only any “intent to use” applications for trademark registrations filed pursuant to Section 1(b) of the Lanham Act (15 U.S.C. § 1051 et seq.), unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act (15 U.S.C. 1051 et seq.) has been filed and accepted by the United States Patent and Trademark Office;

(c)           assets subject to capital leases or purchase money security interests but only during such time as such capital leases or purchase money security interest is in place;

(d)           licenses, contracts or agreements which, by their nature, are not immediately assignable without additional documentation, such as governmental contracts and licenses containing non-assignment language, but only during such time and for such licenses, contracts or agreements (i) prior to the time Borrowers obtain consents to such collateral assignment; or (ii) for which any such collateral assignment or grant of a security interest in such license, contract or agreement to the Lenders would cause a default under such license, contract or agreement which could result in (x) the termination thereof, (y) an assessment of monetary penalties, or (z) such other penalties which would interfere with the Borrowers use under such license, contract or agreement, or otherwise causes such licenses, contracts or agreements to be void;

(e)           such other assets set forth on Schedule 1(d) attached hereto, for which the granting of a security interest would be void or illegal under any applicable governmental law, rule or regulation;

(f)            Liens in cash collateralizing the Borrowers’ obligations with respect to issued Letters of Credit under the SVB Loan and Security Agreement dated as of April 28, 2006, by and between GT Solar Incorporated (f/k/a GT Equipment Technologies, Inc.) and Silicon Valley Bank which remain outstanding after the Closing Date, but only until such time as such cash collateral is released by SVB as and when the Letters of Credit issued by SVB as and when the Letters of Credit issued by SVB are returned to SVB for cancellation and replaced with Letters of Credit issued by Citizens; and

(g)           All securities, investment property, cash, deposits, deposit accounts or other assets held, maintained or managed in GT Solar’s account at SVB Securities which account will initially be entitled Silicon Valley Bank as Secured Party for GT Solar Incorporated’s and numbered 48604416, together with deposit account number 3300538244 held with SVB and together with all GT Solar’s books relating to any of the foregoing and any and all claims, rights and interests ion any of the above and all substitutions for, additions and accessions to and products and proceeds thereof in whatever from including deposit accounts, accounts (including rights of payment), general intangibles, cash, instruments, documents and financial assets all in connection with the foregoing, but only until such time as such collateral is released by SVB or other applicable parties pursuant to the SVB Security Documents.

2.             OBLIGATIONS SECURED. The security interest granted hereby is to secure payment and performance of all debts, liabilities and obligations of Borrowers to Agent and/or the Lenders for the Revolving Loans and the Letters of Credit and also any and all other debts, liabilities and obligations of Borrowers to Agent and to Lenders of every kind and description arising under this Agreement and the Other Documents, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest, including, without limitation, interest which occurs during any bankruptcy or insolvency proceeding, whether or not such interest is allowed in such proceeding, fees, charges, expenses and overdrafts, and also including, without limitation, all obligations and liabilities which Agent or any Lender may incur or become liable for, on account of, or as a result of, any transactions between Agent, or any Lender and Borrowers under this Agreement or the Other Documents, including any which may arise out of any Letter of Credit issued or caused to be issued for the account of Borrowers and also including Hedging Obligations and other obligations arising out of any foreign exchange contracts, interest rate swap, cap, floor or Hedging Contracts of any Borrower to Agent or any Lender (or any Affiliate of any Lender party to any such Hedging Contracts) (all hereinafter called “Obligations”).

3.             BORROWERS’ PLACES OF BUSINESS, INVENTORY LOCATIONS AND RETURNS POLICY. Each Borrower warrants that, as of the date hereof, such Borrower has no places of business other than places of business are listed on Schedule “A”, annexed hereto.

Each Borrower’s principal executive office and the office where such Borrower keeps its records concerning its accounts, contract rights and other property, as of the date hereof, is set forth on Schedule “A”. All Inventory owned by any Borrower as of the date hereof, is stored at the locations set forth on Schedule “A” (other than Inventory out for repair, in transit or stored at locations where the Borrower has complied with the proceeding paragraph).

Each Borrower will promptly notify Agent in writing of any change in the location of any place of business or the location of any Inventory valued in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) or the establishment of any new place of business or location of Inventory valued in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) or office where its records are kept in each case after the date hereof.

4.             BORROWERS’ ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants that:

(a)           Each of GT Solar, GT International and GT Equipment is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and shall hereafter remain in good standing as a corporation in that state, and is duly qualified and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified and in good standing in every other state in which the failure to qualify or become licensed could reasonably be expected to have a Material Adverse Effect.

(b)           GT Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and shall hereafter remain in good standing as a limited liability company in that state, and is duly qualified and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified and in good standing in every other state in which the failure to qualify or become licensed could reasonably be expected to have a Material Adverse Effect.

(c)           As of the date hereof, each of the Borrower’s exact legal name is as set forth in this Agreement.

(d)           As of the date hereof, the organizational identification number of each Borrower, in its jurisdiction of organization, is as set forth on Schedule “A” annexed hereto.

(e)           The execution, delivery and performance of this Agreement, and any other document executed by any Borrower in connection herewith, are within each of Borrower’s corporate or company powers, as applicable, have been duly authorized, are not in contravention of law or the terms of such Borrower’s certificate of organization, charter, bylaws, operating agreement or other incorporation or formation papers or of any indenture, agreement or undertaking to which any Borrower is a party or by which it or any of its properties may be bound, except in each case to the extent such contravention could not reasonably be expected to result in a Material Adverse Effect.

(f)            All capital stock or membership interests, as applicable, issued by any Borrower and outstanding was and is properly issued and all books and records of the Borrower, including but not limited to its minute books, by-laws and books of account, are accurate in all material respects.

(g)           All of the assets reflected in the most recent financial statements of the Borrowers provided to Agent,  are free and clear of any Lien, except those Liens permitted pursuant to Section 15(h) of this Agreement.

(h)           Each Borrower has timely made or filed (including any extensions) all tax returns, reports and declarations relating to any material tax liability required by any jurisdiction to which it is subject; has paid all taxes shown or determined to be due thereon except (i) those being contested in good faith and which such Borrower has, prior to the date of such contest, identified in writing to Agent as being contested, and has made adequate provision for the payment of all taxes so contested, so that no Lien will encumber any Collateral, and in respect of subsequent periods, or (ii) any obligations where the failure to pay could not reasonably be expected to result in a Material Adverse Effect or otherwise violate the covenants set forth in Section 15(q).

(i)            (i) No Borrower is subject to any charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could reasonably be expected to have a Material Adverse Effect, or otherwise violates the covenants set forth in Article 15 herein, and (ii) each Borrower is in compliance with its charter documents and by-laws, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which could not reasonably be expected to result in a Material Adverse Effect.

(j)            Except as set forth on Schedule 4(i) hereto, there is no action, suit, proceeding or investigation pending or, to any Borrower’s knowledge, threatened against it or any of its assets before or by any court or other governmental authority which has a reasonable likelihood of adverse determination and, if determined adversely to it, would have a Material Adverse Effect, or otherwise violate the covenants set forth in Section 15(h).

(k)           Except as would not reasonably be expected to result in a Material Adverse Effect: each Borrower is in compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each Plan; and no “reportable event,” as defined in Section 5053 of ERISA and other than an event with respect to which the notice requirement has been waived by regulation (a “Reportable Event”) has occurred and is continuing with respect to any Plan. The word “Plan” as used in this Agreement means any employee benefit plan subject to Title IV of ERISA maintained for employees of Borrower, any subsidiary of Borrower or any other trade or business under common control with Borrower within the meaning of Section 4(14)(c) of the Internal Revenue Code of 1986 or any regulations thereunder, each an “ERISA Affiliate”).

(l)            Anti-Terrorism Laws.

(i)            General.

No Borrower, or any Guarantor is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(ii)           Executive Order No. 13224.

No Borrower, Guarantor, or any of their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(1)           a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(2)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(3)           a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(4)           a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(5)           a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website; or

(6)           a Person or entity who is known to be affiliated or associated with a person or entity listed above.

(iii)          Blocked Person or Transactions.

No Borrower, or any Guarantor (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(m)          Schedule 4(m), attached hereto contains a true, accurate and complete listing of all commercial tort claims currently held by the Borrowers as of the Closing Date.

5.             LOANS AND OTHER FINANCIAL ACCOMMODATIONS.

I. Revolving Loans.

A. Generally.

(c)           From time to time upon the Borrower Agent’s request, so long as (and in no event shall) the sum of the aggregate principal amount of all Revolving Loans outstanding (plus the sum of the aggregate amount undrawn on all Letters of Credit) and the requested Revolving Loan does not exceed the Credit Limit (as defined below) or result in a violation of any Financial Covenant, then each Lender, severally and not jointly, shall make such requested Revolving Loan, which shall be advanced according to the applicable Commitment Percentage of each such Lender, provided that Borrowers are in compliance with all covenants herein, including without limitation, the Financial Covenants (based upon information provided to Agent in the most recently delivered Compliance Certificate, pursuant to the terms herein and after giving effect to any cash collateral delivered by Borrowers in connection with such request for borrowing), and there is not continuing any Default or Event of Default. The aggregate amount of each Lender’s Commitment Percentage of the Revolving Loans and the Letters of Credit shall not exceed such Lender’s Commitment Amount, as such Commitment Amount may be amended from time to time in accordance with the provisions hereof.

(d)           All Revolving Loans shall bear interest pursuant to the applicable terms of Section 5 hereof and shall be evidenced by and repayable in accordance with each revolving note drawn to the order of each Lender substantially in the form of Exhibit 1 hereto (each a “Revolving Credit Note”), as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor, but in the absence of a Revolving Note shall be conclusively evidenced by Agent’s records of loans and repayments, except to the extent of manifest error. Each payment by Borrowers on account of the principal of and interest on the Revolving Loans, shall be applied to the Revolving Loans pro rata according to the applicable Commitment Percentage of Lenders at the Payment Office (as defined below) of the Agent or as Agent shall otherwise direct.

(c)           Interest on Revolving Loans, net of those Revolving Loans which bear interest calculated by reference to LIBOR (as defined below), will be charged to Borrowers at a fluctuating rate which is the daily equivalent to a rate equal to the Prime Rate plus the Applicable Margin,  upon any balance owing to the Lenders with respect to such Revolving Loans, at the close of each day and shall be payable (i) on the last day of each fiscal quarter in arrears; (ii) on termination of this Agreement pursuant to Section 21 hereof; (iii) on acceleration of the time for payment of the Obligations pursuant to Section 16 hereof; and (iv) on the date the Obligations are paid in full. The rate of interest payable by Borrowers shall be changed effective as of that date in which a change in the Prime Rate becomes effective. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. The term “Prime Rate” as used herein and in any supplement and amendment hereto shall mean the Prime Rate as published from time to time in the “Money Rates” section of The Wall Street Journal or any successor publication, or in the event that such rate is no longer published in The Wall Street Journal, a comparable index or reference selected by Agent and provided to the Borrower Agent. The Prime Rate need not and may not necessarily be the lowest or most favorable rate. Interest shall be payable in lawful money of the United States of America to Lenders at the Payment Office of the Agent, or as Agent shall direct, without set-off, deduction or counterclaim quarterly, in arrears, on the first day of each quarter, commencing on July 1, 2007.

Interest on Revolving Loans, net of Revolving Loans which bear interest calculated by reference to the Prime Rate, will be charged to Borrowers at a rate which is the equivalent to the LIBOR Lending Rate (as defined below) plus the Applicable Margin (as defined below), and shall be payable (i) on the last day of each Interest Period in arrears; (ii) on termination of this Agreement pursuant to Section 21 hereof; (iii) on acceleration of the time for payment of the Obligations pursuant to Section 16 hereof; and (iv) on the date the Obligations are paid in full. All such Interest shall be payable at the end of the applicable Interest Period. Interest on LIBOR Revolving Loans shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

(d)           Changes in the Applicable Margin shall become effective on the first day of the month next following delivery of a Compliance Certificate (either scheduled or supplemental).

(e)           The term “Credit Limit” as used herein shall mean an amount equal to Sixty Million ($60,000,000.00) Dollars, provided however, that at no time shall amounts outstanding under the Revolving Loan advanced for purposes of working capital and/or general corporate purposes exceed the following limitations (which such limitations shall be referred to collectively, as the “WC Sub-Limits”, and each, a “WC Sub-Limit”):

For the period:	Sub-Limit

Closing through February, 2008	$30,000,000.00

March, 2008 – February, 2009	$27,000,000.00

March, 2009 – March, 2010	$24,000,000.00

Thereafter, in the event that the Termination Date is extended as provided hereunder,	$20,000,000.00; or

Notwithstanding anything to the contrary contained herein, the WC Sub-Limits shall be pro–rated hereunder with the amount of the outstanding Commitment Amounts in order to account for any event where the total Commitment Amount is less than the total Credit Limit (or likewise to account for the event of an increase in the Credit Limit pursuant to Section 5(I)(B) herein). For example, in the event the total Commitment Amount is Forty Million and 00/100 Dollars ($40,000,000.00), then such initial WC Sub-Limit would be Twenty Million and 00/100 Dollars ($20,000,000.00).

(f)            Each Borrower hereby authorizes and directs Agent, for the benefit of the Lenders, in Agent’s sole discretion (provided, however, Agent shall have no obligation to do so)

to pay accrued interest as the same becomes due and payable pursuant to this Agreement or pursuant to any note or other agreement between Borrowers and Agent for the benefit of the Lenders or any Lender as applicable, in connection with the Obligations (except with respect to any Hedging Contracts), and to treat the same as a Revolving Loan to Borrowers, which shall be added to the outstanding Revolving Loan balance pursuant to this Agreement; and during the continuance of an Event of Default , (i) to charge any of Borrower’s accounts under the control of Agent or any of its Affiliates and apply such amounts in each case with respect to repayment of the Obligations in the order set forth in Section 11(a), herein; or (ii) apply the proceeds of Collateral, including, without limitation, payments on Accounts and other payments from sales or leases of Inventory and any other funds to the payment of such items, in each case with respect to repayment of the Obligations in the order set forth in Section 11(a), herein. Agent shall promptly notify Borrower Agent of any such charges or applications.

(g)           The making of Revolving Loans by the Agent and/or the Lenders to the Borrowers at any time when Borrowers are not in compliance with any covenants or other conditions hereunder is for the benefit of the Borrowers and does not affect the obligations of Borrowers hereunder; all such Revolving Loans constitute Obligations and must be repaid by Borrowers in accordance with the terms of this Agreement.

(h)           Intentionally Omitted.

(i)           As used in this Agreement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Section 1(b), herein.

“Acts” shall have the meaning set forth in Section 14(p), herein.

 “Affiliate” shall mean any person or entity (i) which directly or indirectly Controls, or is Controlled by or is under common control with any other Person, (ii) which directly or indirectly beneficially holds or owns ten (10%) percent or more of any class of voting stock or membership interest of any such Person, or (iii) ten (10%) percent or more of the voting stock or membership interest of which is directly or indirectly beneficially owned or held by any such Person.

“Agent” shall have the meaning set forth in the preamble to this Agreement, including any permitted successor or assign.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Margin” shall be tied to ratio of the trailing four quarter Total Funded Debt to Proforma EBITDA (as determined pursuant to Section 15(b) of the Agreement), and as set forth below:

Ratio of Total Funded Debt to Proforma EBITDA	LIBOR Margin	Prime Rate Margin	LC Commission

> 2.25x	+2.25% per annum	-0.50% per annum	1.250%

<2.25x and >1.25x	+2.00% per annum	-0.75% per annum	1.125%

<1.25x	+1.50 per annum	-1.25% per annum	1.000%

“Bankruptcy Code” shall have the meaning set forth in Section 16(xi), herein.

“Benefited Lender” shall have the meaning set forth in Section 5(V)(d), herein.

“Blocked Person” shall mean a person that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website or any replacement website or other replacement official publication of such list.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble.

“Borrower Agent” shall have the meaning set forth in Section 6(a), herein.

“Business Day” shall mean:

(i)            any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Manchester, New Hampshire;

(ii)           when such term is used to describe a day on which a borrowing, payment, prepayment, or repayment is to be made in respect of any LIBOR Rate Loan, any day which is: (A) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (B) a London Banking Day; and

(iii)          when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Loan, any day which is a London Banking Day.

“Capital Assets” shall mean assets that, in accordance with GAAP, are required or permitted to be depreciated or amortized on the Borrowers’ balance sheet.

 “Capital Expenditures” shall mean, but not be limited to, amounts paid during such fiscal year for Capital Assets or Capital Leases (as determined pursuant to financial statements prepared in accordance with GAAP)  but in any event excluding amounts paid or financed here for with casualty, condemnation or asset sale proceeds.

“Capital Leases” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Equivalents” shall mean, at any time, (i) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (ii) certificates of deposit or bankers’ acceptances with a maturity of three hundred and sixty-five (365) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper (including variable rate demand notes) with a maturity of three hundred and sixty-five (365) days or less issued by an entity (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (iv) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $500,000,000; (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America, or, in each case, issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case, maturing within three hundred and sixty-five (365) days or less from the date of acquisition; and (vi) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.

“Cash Flow” shall mean the aggregate of (i) Net Income (determined in accordance with GAAP), plus (ii) Interest, depreciation and amortization, plus (iii) an accounting for extraordinary expenses, including non-recurring charges such as purchase accounting charges, changes in revenue recognition and non-

cash charges for stock options minus (iv) distributions, and minus (v) unfinanced Capital Expenditures.

“CIP Regulations” shall have the meaning set forth in Section 23(m), herein.

“Citizens” shall have the meaning set forth in the preamble.

“Closing Date” shall mean April 20, 2007.

“CMLTD”  shall mean the current maturity of long-term Indebtedness paid ( or required to be paid) during the applicable period, including but not limited to, amounts required to be paid during such period under Capital Leases, or with respect to amounts paid (or required to be paid) under any other Subordinated Indebtedness whether now existing or hereafter incurred.

“Collateral” shall have the meaning set forth in Section 1(e), herein.

“Commitment Amount” shall mean the aggregate principal amount of each Lender’s Commitment Percentage of the Revolving Loans and the Letters of Credit, as the same may be amended from time to time in accordance with the provisions of this Agreement. The initial Commitment Amount of Lenders as of the Closing Date is as follows, and shall be set forth on Schedule “C”, as the same may be amended from time to time, as permitted herein:

Lender	Commitment Amount

Citizens Bank New Hampshire	$40,000,000.00

$20,000,000.00

“Commitment Percentage(s)” of any Lender shall mean the percentage set forth below such Lender’s name on the signature pages hereof as same may be adjusted upon any assignment by a Lender pursuant to the terms hereof. The current Commitment Percentages of the initial Lenders for the Revolving Loan as of the Closing Date are as follows, and shall be set forth on Schedule “C”, as the same may be amended from time to time, as permitted herein:

Lender	Commitment Percentage

Citizens Bank New Hampshire	66.7%

33.3%

“Committed Loan” shall mean a loan made by a Lender pursuant to Section 5(I), herein, provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Loan Request, the term “Committed Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Continuation/Conversion Notice” shall have the meaning set forth in Section 5(II)(b), herein.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person or entity, whether through the ownership of voting securities or by contract.

“Control Agreements” shall have the meaning set forth in Section 11(c), herein.

“Credit Limit” shall have the meaning set forth in Section 5(I)(A)(e), herein.

“Debt Service Coverage Ratio” shall mean, during the applicable period, that quotient equal to (a) Cash Flow, divided by (b) Fixed Charges.

“Default” shall mean the occurrence of any of the events specified in Section 16, whether or not any requirement for the giving of notice, the lapse of any cure period, or both, has been satisfied.

“Default Rate” shall have the meaning set forth in Section 16(a), herein.

“Defaulting Lender” shall have the meaning set forth in Section 5(V)(f), herein.

“Designated Lender” shall have the meaning set forth in Section 5(V)(k), herein.

 “Distributions” shall mean all payment or distributions to shareholders in cash or in property other than reasonable salaries, bonuses and expense reimbursements.

“Eligible Assignees” shall have the meaning set forth in Section 24(a), herein.

“Equipment” shall have the meaning set forth in Section 1(c), herein.

“ERISA” shall have the meaning set forth in Section 4(j), herein.

“ERISA Affiliate” shall have the meaning set forth in Section 4(j), herein.

“Event of Default” shall have the meaning set forth in Section 16, herein.

“Excess LC” shall have the meaning set forth in Section 5(III)(a)(2), herein.

“Excess LC Amount” shall have the meaning set forth in Section 5(III)(a)(2), herein.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Facility” means the credit facility described herein with respect to the Revolving Loans (including issuances of Letters of Credit) up to the Credit Limit.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100th of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Financial Covenants” shall mean those certain Borrowers’ Negative Covenants set forth in Sections 15 (a) – (f), herein.

“Fixed Charges” shall mean Interest Expense plus CMLTD.

“GAAP” shall mean the generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 15 GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 15 and in the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Agent and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Agent and the Required Lenders, (1) all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred and (2) the Borrowers will furnish to the Agent (for distribution to the Lenders), in addition to the financial statements required to be furnished pursuant to Section 15 (the “Current GAAP Financials”), (a) the financial statements described in such Section based upon GAAP as in effect at the time the relevant financial covenant, standard or term was agreed to (the “Prior GAAP Financials”) and (b) a reconciliation between the Prior GAAP Financials and the Current GAAP Financials. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board (the “FASB”), the Emerging Issues Task Force (“EITF”) of the FASB or, if applicable, the SEC. In addition, the definitions set forth in this Agreement or any Other Document and any financial calculations required by this Agreement or any Other Document shall be computed to exclude (a) the effect of purchase accounting adjustments, including the effect of non-cash items resulting from any amortization, write-up, write-down or write-off of any assets or deferred charges and (b) the application of FAS 133 (and limited to the exclusion of any unrealized losses or gains resulting from mark-to-market of Hedging Agreements), FAS 150 (but solely in connection with additions to or deductions from net income) or FAS 123r (to the extent that the pronouncements in FAS 123r result in recording an equity award as a liability on the consolidated balance sheet of the Borrowers in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity).

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“GT Equipment” shall have the meaning set forth in the preamble.

“GT Holdings” shall have the meaning set forth in the preamble.

“GT International” shall have the meaning set forth in the preamble.

“GT Solar” shall have the meaning set forth in the preamble.

“Guarantor” shall mean, individually, any present or future guarantor of the whole or any part of the Obligations and collectively, the “Guarantors,” provided however, that such term does not mean or include any foreign Subsidiary.

“Hedging Contracts” shall mean interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between any Borrower and any other Person designed to protect the Borrowers against fluctuations in interest rates or currency exchange rates.

“Hedging Obligations” means, with respect to any Borrower, all liabilities of Borrowers to Agent or any Lender (or any Affiliate of any Lender) or any other Person under Hedging Contracts.

“Increase Effective Date” shall have the meaning set forth in Section 5(I)(B)(d), herein.

“Increase Option” shall mean during the term of the Facility, the Borrowers shall have the option to increase the Facility Amount by a maximum aggregate amount of up to $20,000,000.00

“Indebtedness” shall mean (i) all liabilities for borrowed money, for the deferred purchase price of property or services (other than trade payables and accrued expenses in the ordinary course of business), and under Capital Leases, in respect of which a person or entity is directly or indirectly, absolutely or contingently liable as obligor, guarantor, endorser or otherwise, or in respect of which such person or entity otherwise assures a creditor against loss, and (ii) all liabilities of the type described in (i) above which are secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any Lien upon property owned by such person or entity, whether or not such person or entity has assumed or become liable for the payment thereof.

“Indemnitee”  shall have the meaning set forth in Section 25(g), herein.

“Interest” or “Interest Expense” shall mean, for the applicable period, all interest paid in cash (or accrued but not paid), including but not limited to, interest paid in cash (or accrued but not paid) on Indebtedness (including all Subordinated Indebtedness) and on Capital Leases, determined in accordance with GAAP.

“Interest Payment Date” shall mean, relative to any LIBOR Rate Loan, the last Business Day of such Interest Period for LIBOR Rate Loans having an Interest Period of three months or less and as to LIBOR Rate Loans having an Interest Period longer than three months, each Business Day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” shall mean, relative to any LIBOR Rate Loans:

(i)            initially, the period beginning on (and including) the date on which such LIBOR Rate Loan is made or continued as, or converted into, a LIBOR Rate Loan pursuant to this Agreement and ending on (but excluding) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower Agent may select in its notice pursuant to this Agreement; and

(ii)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two or three months thereafter, as selected by the Borrower Agent by irrevocable notice to the Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, however, that

(i)            subject to clause (ii) below, the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates of more than five (5) different dates;

(ii)           Interest Periods for LIBOR Rate Loans in connection with which any Borrower has or may incur Hedging Obligations with the Agent or any Lender shall be of the same duration as the relevant periods set under the applicable Hedging Contracts;

(iii)          if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day;

(iv)          Interest Periods commencing on the same date for LIBOR Rate Loans comprising part of the same advance hereunder shall be of the same duration; and

(v)           no Interest Period may end later than the Termination Date.

“Inventory” shall have the meaning set forth in Section 1(a).

“Inventory Sale Financing” shall have the meaning set forth in Section 15(i).

“IPO” shall have the meaning set forth in Section 16(a) (xiii), herein.

“Issuing Lender” shall mean Citizens Bank New Hampshire in its capacity as the Lender issuing the Letters of Credit, and any permitted successor or assign.

“Key Person(s)” shall mean any of a Borrowers’ Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or any other member of any Borrower’s senior management reasonably agreed upon by such Borrower and Agent.

“LC Commission”  shall have the meaning set forth in Section 5(III)(e), herein.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble in this Agreement and shall include each Person which becomes a permitted transferee, successor or assign of any Lender.

“Lender Default”  shall have the meaning set forth in Section 5(V)(f), herein.

“Letter of Credit” shall mean any standby letter or commercial of credit issued at the request of the Borrower Agent and for the account of any Borrower in accordance with Section 5(III), herein.

“Letter of Credit Request”  shall have the meaning set forth in Section 5 (III)(a)(1).

“LIBOR Lending Rate” shall mean, relative to any LIBOR Rate Loan to be made, continued or maintained as, or converted into, a LIBOR Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

LIBOR Lending Rate	=	LIBOR Rate
(1.00 - LIBOR Reserve Percentage)

“LIBOR Notice of Borrowing” shall have the meaning set forth in Section 5(II)(a), herein.

“LIBOR Rate” shall mean, relative to any Interest Period for LIBOR Rate Loans, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Rate Loan for a term coextensive with the designated Interest Period which the British Bankers’ Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two London Banking Days (as defined below) prior to the beginning of such Interest Period.

“LIBOR Rate Loan” shall mean, any Revolving Loan the rate of interest applicable to which is based upon the LIBOR Lending Rate.

“LIBOR Rate Loan Prepayment Fee” shall have the meaning set forth in Section 5(IV)(b), herein.

“LIBOR-Reference Banks Loan” means any Loan the rate of interest applicable to which is based upon the LIBOR-Reference Banks Rate.

“LIBOR-Reference Banks Lending Rate” means, relative to a LIBOR-Reference Banks Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

LIBOR-Reference Banks Lending	=	LIBOR-Reference Banks Rate
Rate		(1.00 – LIBOR Reserve Percentage)

“LIBOR-Reference Banks Rate” means relative to any Interest Period for LIBOR-Reference Banks Loans, the rate for which deposits in U.S. Dollars are offered by the Reference Banks to prime banks in the London interbank market in an amount approximately equal to the amount requested LIBOR-Reference Banks Loan at approximately 11:00 a.m., London time on the day that is two London Banking Days prior to the beginning of such Interest Period. The Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Bank, at approximately 11:00 a.m. New York City time for loans in U.S. Dollars to leading European banks for such Interest Period and in an amount approximately equal to the amount requested LIBOR-Reference Banks Loan.

“LIBOR Reserve Percentage” shall mean, relative to any day of any Interest Period for LIBOR Rate Loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the “Board”) or other governmental authority having jurisdiction with respect thereto as issued after the Closing Date from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

“Lien” shall have the meaning set forth in Section 15(h), herein.

“London Banking Day” shall mean a day on which dealings in US dollar deposits are transacted in the London interbank market.

“Material Adverse Effect” shall mean a material adverse effect on and/or material adverse developments with respect to (a) the business, assets, liabilities, operations, financial condition or operating results of the Borrowers and their wholly-owned Subsidiaries (taken as a whole), (b) the ability of a Borrower or the Borrowers to perform their Obligations under this Agreement or the Other Documents, to which they are a party, or (c) the legality, validity, binding effect or enforceability of this Agreement and/or the Other Documents, or the rights, remedies and benefits taken as a whole (including the value of the Collateral and perfection and priority of the Liens in favor of the Agent (for its benefit and for the benefit of the Lenders) available to the Agent and Lenders under this Agreement and the Other Documents.

“Minimum Deposit” shall have the meaning set forth in Section 11(c), herein.

“Mortgage” shall mean that certain Mortgage and Security Agreement from GT Solar to Agent, as Mortgagee, dated as of the date herewith and encumbering that certain real property and improvements as noted therein.

“Multiemployer Plan” shall have the meaning set forth in Section 16(a)(xviii), herein.

“Net Cash Proceeds” shall mean (a) in connection with any disposition or any condemnation event, the proceeds thereof in the form of cash and Cash Equivalents including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received, provided however, that for purposes of calculating threshold levels herein (including without limitation, those levels set forth in Section 15(g)), the entire amount of any such cash or Cash Equivalent shall be recognized when incurred (whether or not actually received at such time), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, and other customary fees and expenses actually incurred in connection therewith, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such disposition or condemnation event (other than any Lien pursuant to the Loan Agreement or Other Documents), (iii) taxes paid and the Borrowers’ reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by the Borrowers or any Guarantor in connection with such disposition or condemnation event, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes, (iv) amounts provided as a cash reserve, in accordance with GAAP, or amounts placed in a funded escrow, against any liabilities under any indemnification obligations or purchase price adjustments associated with any disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (v) the Borrowers’ good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold (provided that, to the extent such cash proceeds are not so used within the then current fiscal year, such cash proceeds shall constitute Net Cash Proceeds).

 “Net Income” shall as determined in accordance mean the net income of the Borrowers and their Subsidiaries, determined in accordance with GAAP.

“Non-Defaulting Lenders” shall have the meaning set forth in Section 5(V)(g), herein.

“Note” shall mean each Revolving Credit Note and “Notes” shall mean all such Revolving Credit Notes.

“Notice of Borrowing” shall have the meaning set forth in Section 5(II)(c), herein.

“Obligations” shall have the meaning set forth in Section 2, herein.

“OFAC” shall mean the U.S. Treasury Department Office of Foreign Assets Control.

“Other Documents” shall mean the Notes, any guaranty, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, Hedging Contracts or other similar agreements heretofore, now or hereafter executed by Borrowers or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated under this Agreement.

“Outstanding” shall mean with respect to (i) the Loans, the aggregate unpaid principal thereof as any date of determination, and (ii) Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.

“Payment Office” shall mean initially 875 Elm Street, Manchester, New Hampshire 03101; thereafter, such other office of Agent, if any, which it may designate by written notice to Borrower Agent and to each Lender to be the Payment Office.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall have the meaning set forth in Section 4(j), herein.

“Prime Loan Notice of Borrowing” shall have the meaning set forth in Section 5(II)(c), herein.

“Prime Rate” shall have the meaning set forth in Section 5(I)(A)(c), herein.

“Prime Rate Loan(s)” shall mean, when used in the singular, any Revolving Loans on which the interest rate is calculated by reference to the Prime Rate and, when used in the plural, shall mean all such Revolving Loans.

“Proforma EBITDA” shall mean, for the applicable period, income (loss) from operations calculated in accordance with GAAP, before the payment of interest and taxes, plus depreciation and amortization, determined in accordance with GAAP, and excluding an accounting for extraordinary and non-recurring charges such as purchase accounting charges, changes in revenue recognition and non-cash charges for stock options, provided that “Proforma EBITDA” for certain periods shall be as set forth on Schedule 15(a), attached hereto.

“Receivables” shall have the meaning set forth in Section 1(b), herein.

“Reference Banks” means four major banks in the London interbank market.

“Register” shall have the meaning set forth in Section 24(b), herein.

“Registration Fee” shall have the meaning set forth in Section 24(b), herein.

“Reportable Event” shall have the meaning set forth in Section 4(j), herein.

“Required Lenders” shall mean (a) when there are three (3) or more Lenders which are parties to this Agreement, those Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the outstanding Revolving Loans and/or commitments and (b) when there are one (1) or two (2) Lenders which are parties to this Agreement, Lenders holding at least one hundred percent (100%) of the Revolving Loans.

“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, president, chief financial officer, treasurer, controller or comptroller, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of such Person.

“Revolving Credit Note” shall mean, collectively, the promissory notes made by Borrowers in favor of each Lender referred to in Section 5I(b) hereof.

“Revolving Loan(s)” or “Revolving Credit Loan” shall mean advances made in the form of revolving loans to Borrowers under Section 5(I) hereof and shall also include all advances extended under all Letters of Credit pursuant to Section 5(III) hereof. “Senior Indebtedness” shall mean any Indebtedness that is not Subordinated Indebtedness

“Settlement Date” shall mean the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

“Sponsor Affiliated Lenders” shall mean GFI Energy Ventures, and funds and managed accounts which are controlled by any such Person, or an Affiliate of such Person.

“Subordinated Indebtedness” shall mean Indebtedness which is expressly stated to be subordinated or junior in right of payment to the Borrowers’ Obligations to the Agent in a manner and form which is reasonably satisfactory to the Agent.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other equity interests having ordinary voting power (other than stock or such other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.

“SVB” shall have the meaning ascribed to it in Section 12, herein.

“SVB Payoff” shall have the meaning ascribed to it in Section 12, herein.

“SVB Security Documents” shall mean, collectively, the Amended and Restated Security Agreement by and between SVB and GT Solar dated as of April 19, 2007, and those certain Securities Account Control Agreement by and among SVG Securires, ADP Clearing & Outsourcing Services, Inc. GT Solar and the Creditor named therein, which such documents relate to, among other things securities, investment property, cash, deposits, deposit accounts or other assets held, maintained or managed in GT Solar Incorporated’s account at SVB Securities which account will initially be entitled Silicon Valley Bank as Secured Party for GT Solar Incorporated’s and numbered 48604416, together with deposit account number 3300538244 held with SVB.

“Term” shall mean the term of this Agreement commencing from the date of execution until the Termination Date.

“Termination Date” shall have the meaning set forth in Section 21(a), herein.

“Total Funded Debt” shall mean all Subordinated Indebtedness plus the Senior Indebtedness, plus Letters of Credit issued, minus pledged cash collateral accounts;

“Unfinanced Capital Expenditures” shall mean Capital Expenditures, minus long term Indebtedness issued during the applicable period for the acquisition of Capital Assets.

“Uniform Commercial Code” shall have the meaning set forth in Section 25(e), herein.

“Unused Line Fee” shall have the meaning set forth in Section 5(VI)(h), herein.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“WC Sub-Limits” shall have the meaning set forth in Section 5(I)(A)(e), herein.

“Week” shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

B.            The Increased Loan Amount.

(a)           Request for Increase. During the term of the Facility, the Borrowers shall have the option to increase the Facility Amount by a maximum aggregate amount of up to $20,000,000.00 (the “Increase Option”). Borrowers may exercise said Increase Option at any time by providing notice to the Agent (which shall promptly notify the Lenders), provided however, (a) that at the time of the exercise of such option, there is no Default or Event of Default which shall have occurred and be continuing; (b) in no event shall the existence of this Increase Option be deemed a commitment on the part of any Lender until such time as such Lender in writing agrees to increase its commitment or a new Lender issues a written commitment for any such amounts in excess of the Commitment Amount in effect as of the date such Increase Option is exercised, and then in such event, such increase to the Facility Amount shall only be to the extent of the increased commitment or new Commitment Amounts; (c) at the time of sending such notice, the Borrowers (in consultation with the Agent) shall specify the time period within which each existing Lender is requested to respond as to whether such Lender agrees to increase the amount of its Commitment in accordance with Section 5(1)(B)(b), below;  (d) any such increase shall be in a minimum amount of $5,000,000.00 with minimum increments of $1,000,000.00 above that amount, and a maximum aggregate increase of $20,000,000.00; and (e) any such increase shall be integrated into this Agreement and shall be subject to the same terms and conditions as this Agreement.

(b)           Lender Elections to Increase. Each Lender shall notify the Agent within such time period specified in said notice, whether or not it agrees, in its sole discretion, to increase its Commitment and, if so, by what amount (which need not be its pro rata share thereof). Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)           Notification by Agent; Additional Lenders. The Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase in the Facility Amount and subject to the approval of the Agent and the Issuing Bank (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees (as defined in Section 24 herein) to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent, its counsel, and provided there is no Event of Default continuing hereunder, the Borrower Agent.

(d)           Effective Date and Allocations. If the aggregate Commitments (including due to new Commitments by additional Lenders) are increased in accordance with this Section 5(I)(B), the Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Borrowers and the Lenders (including any additional Lenders) of the final allocation of such increase and the Increase Effective Date.

(e)           Conditions to Effectiveness of Increase. Any increase in the Facility amount pursuant to this Section 5(I)(B) shall be subject to satisfaction of the following conditions:

(i)            The Borrowers shall have paid to (A) the Agent, such fees as shall be due to Agent at such time and in connection with such Increase, and (B) to each Lender, such fees, if any, as shall have been mutually agreed upon by the Borrower Agent and the Agent at or prior to the exercise of the Increase Option.

(ii)           As of the Increase Effective Date, no Default or Event of Default then exists and is continuing or would result from such increase in the Facility Amount (including on a pro forma basis relative to financial covenant compliance).

(iii)          The Borrowers shall have delivered to the Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) (A) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties of the Borrowers in this Agreement and in each other Loan Document are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, to the knowledge of the Borrowers, they are true and correct in all material respects as of such earlier date, and except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and changes occurring in the ordinary course of business (in each case to the extent not constituting a Default or Event of Default), and (2) no Default or Event of Default exists and is continuing or would result from such increase in the Facility amount (including on a pro forma basis relative to Financial Covenant compliance).

(iv)          The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required with respect to any LIBOR Rate Loan associated with such prepayment) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Commitment allocations arising from any nonratable increase in the Commitments under this Section 5(I)(B). Notwithstanding any provisions of this Agreement to the contrary, the Borrowers may borrow from the Lenders providing such increase in the Commitments (on a non pro rata basis with Lenders not providing such increase) in order to fund such prepayment.

(v)           The Borrowers will execute and deliver to each applicable Lender a new Note in the appropriate stated amount, and will execute and deliver or otherwise provide to the Agent and the Lenders such other documents and instruments consistent with the terms of this Agreement, as the Agent or Lenders reasonably may require.

(f)            The provisions of this Section 5(I)(B) shall not constitute a “commitment” to lend, and the Commitments of the Lenders shall not be increased until satisfaction or waiver of the provisions of this Section 5(I)(B) and actual increase of the Commitments as provided herein.

II.            Borrowing Procedures.

(a)           LIBOR Loan Request. Lenders shall not be required to make a LIBOR Rate Loan, or convert a Prime Rate Loan into a LIBOR Rate Loan, unless Agent shall have received from the Borrower Agent a request for such LIBOR Rate Loan, in substantially the form of Exhibit 3 annexed hereto (herein a “LIBOR Notice of Borrowing”). By delivering a borrowing request (i.e., Notice of Borrowing) to the Agent on or before 1:00 pm., New York time, on a Business Day, the Borrower Agent may from time to time irrevocably request, on not less than two Business Days’ notice, a Revolving Loan in a minimum amount of One Hundred Thousand Dollars ($100,000.00) with integral multiples of Fifty Thousand Dollars ($50,000.00) with an Interest Period of one, two or three months. On the terms and subject to the conditions of this Agreement, each LIBOR Rate Loan shall be made available to the Borrowers no later than 11:00 a.m. New York time on the first day of the applicable Interest Period by deposit to the account of the Borrowers as shall have been specified in its borrowing request.

(b)           Continuation and Conversion Elections. By delivering a continuation/conversion notice (“Continuation/Conversion Notice”) to the Agent on or before 1:00 p.m., New York time, on a Business Day, the Borrower Agent may from time to time irrevocably elect, on not less than two (2)  Business Days’ notice, that all, or any portion in an aggregate minimum amount of One Hundred Thousand Dollars ($100,000.00) with integral multiples of Fifty Thousand Dollars ($50,000.00) of any LIBOR Rate Loan be converted on the last day of an Interest Period into a LIBOR Rate Loan with a different Interest Period, or continued on the last day of an Interest Period as a LIBOR Rate Loan with a similar Interest Period, provided, however, that no portion of the outstanding principal amount of any LIBOR Rate Loans may be converted to, or continued as, LIBOR Rate Loans when any Default or Event of Default has occurred and is continuing, and no portion of the outstanding principal amount of any LIBOR Rate Loans may be converted to LIBOR Rate Loans of a different duration if such LIBOR Rate Loans relate to any Hedging Obligations related to any Hedging Contracts with respect to interest rates. In the absence of delivery of a continuation/conversion notice with respect to any LIBOR Rate Loan at least two Business Days before the last day of the then current Interest Period with respect thereto, such LIBOR Rate Loan shall, on such last day, automatically convert to a Revolving Loan that accrues interest by reference to the Prime Rate.

(c)           Prime Rate Loan. Lenders shall not be required to make a Prime Rate Loan unless Agent shall have received from the Borrower Agent a request for such Prime Rate Loan (the “Prime Loan Notice of Borrowing”). By delivering a written borrowing request to the Agent on or before 12:00 p.m., New York time, on a Business Day of the requested borrowing, the Borrower Agent may from time to time irrevocably request,  a Revolving Loan Advance in a minimum amount of Ten Thousand ($10,000.00) Dollars with integral multiples of Ten Thousand ($10,000.00) Dollars. On the terms and subject to the conditions of this Agreement, each Prime Rate Loan shall be made available to the Borrowers no later than 3:00 p.m. New York time on the effective date specified therefore by deposit to the account of the Borrowers as shall have been specified in its borrowing request. For purposes herein, each of the LIBOR Notice of Borrowing, the Continuation/Conversion Notice and a Prime Loan Notice of Borrowing may be referred to as “Notice of Borrowing”)

(d)           Certification. Upon delivery of a Notice of Borrowing, Borrowers shall be deemed to have certified that no Default or Event of Default shall have occurred and be continuing or created as a result of the borrowing being requested and all representations and warranties contained herein and in all of the Other Loan Documents are true and complete in all material respects, except to the extent such representation and warranty relates to an earlier date, and in such case, the representation and warranties are true and correct in all material respects as of such date of said Notice of Borrowing; additionally, upon request by the Agent, the Borrower Agent shall deliver to Agent a completed Borrower’s Certificate in substantially the form of Exhibit 2 attached hereto and made a part hereof.

III.           Letters of Credit.

(a)           (1)           Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Termination Date, the Issuing Lender shall issue such Letters of Credit as the Borrowers may request upon the delivery of a written request in the form of Exhibit 6 hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) except as set forth in Section 5(III)(a)(2), below, in no event shall the sum of (A) the Revolving Loans Outstanding and (B) the amount of Letters of Credit Outstanding (after giving effect to all Letters of Credit requested and drawings made under any Letters of Credit but not reimbursed) exceed the total maximum Commitment Amount, (iii) all representations and warranties contained herein and in all of the Other Documents are true and complete in all material respects, except to the extent any such representation or warranty relates to an earlier date, and in such case such applicable representations and warranties are true and correct in all material respects of such date, and (iv) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Each Letter of Credit Request shall be for a Letter of Credit in a minimum aggregate amount of $5,000. Each Letter of Credit Request shall be executed by a Responsible Officer of Borrower Agent. The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of Borrowers. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrowers assume all risks with respect to the use of the Letters of Credit. The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Credit Limit as a Revolving Loan.

(2)           Notwithstanding the aforesaid, the Agent, in its sole discretion, may allow the issuance of Letters of Credit to exceed that amount which would result in a violation of one or more Financial Covenants (based upon information provided to Agent in the most recently delivered Compliance Certificate, pursuant to the terms herein), but in any event not to exceed the maximum Credit Limit (the “Excess LC Amount”; the Letters of Credit issued in connection with any Excess LC Amount shall be referred to collectively, as the “Excess LCs” and individually, as an “Excess LC”), provided however, that (i) there shall not then exist a Default or Event of Default hereunder, (ii) the issuance of the Excess LCs does not otherwise create a Default hereunder; and (iii) the Borrowers shall post cash collateral with the Agent for the full amount of the Excess LCs (including any portion of a Letter of Credit that exceeds the Credit Limit). For all other purposes hereunder, any Excess LC shall be treated as Letter of Credit hereunder.

(b)           Each Letter of Credit Request shall be submitted to the Issuing Lender at least three (3) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by a Responsible Officer of Borrower Agent that the Borrowers are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit, and otherwise that no Default or Event of Default has occurred and is continuing. The Borrowers shall further deliver to the Issuing Lender such additional applications and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

(c)           The Issuing Lender shall, if it approves of the content of the Letter of Credit Request (which approval shall not be unreasonably withheld, conditioned or delayed), and subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before three (3) Business Days following receipt of the documents last due pursuant to Section 5III(b), above. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion, and no Letter of Credit shall have an expiration date later than six (6) months following the Termination Date. Upon issuance of a Letter of Credit, the Issuing Lender shall provide notice of the issuance of such Letter of Credit to the Lenders and shall provide a copy of such Letter of Credit to any Lender that requests a copy.

(d)           Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a participation therein from Issuing Lender in an amount equal to its respective Commitment Percentage of the amount of such Letter of Credit. No Lender’s obligation to participate in a Letter of Credit shall be affected by any other Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

(e)           There shall be no fee based upon the face amount of any Letter of Credit in connection with the issuance thereof. Borrowers shall however, pay to Agent for the accounts of the Lenders in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit Commission fee (the “LC Commission”) calculated at the rate per annum equal to a percentage of the face amount of such Letter of Credit. The LC Commission rate shall be set at the time of issuance of the applicable Letter of Credit and calculated according to the fee schedule set forth in the definition of “Applicable Margin” in Section 5(I)(A)(i), and which such LC Commission

Fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the fifth day following the end of each calendar quarter after the date of issuance and continuing for each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Commitments shall terminate and on the expiration or return of any Letter of Credit. In the event that Borrowers deliver cash collateral to the Agent in connection with and for the full amount of a requested Letter of Credit at the time of such request, then the LC Commission rate for such Letter of Credit shall be set at the lowest LC Commission rate provided herein. In addition, the Borrowers shall pay to Issuing Lender for its own account within five (5) days of demand of Issuing Lender the standard and reasonable issuance, documentation and service charges for Letters of Credit issued from time to time by Issuing Lender, provided however that so long as Issuing Lender is Citizens, if Borrowers have not made such payment to Citizens within said five (5) day period, then Agent shall make such payment and treat the same as a Revolving Loan for working capital purposes.

(f)            In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrowers shall cause the Issuing Lender to be reimbursed as follows: (i) Agent shall immediately and without notice to Borrowers, treat such amount drawn as a Revolving Loan under this Agreement for working capital purposes. The Agent shall promptly notify each Lender by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Lender’s Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Lender shall not make such amount available on the Business Day on which such draw is funded, such Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus 1% for each day thereafter. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Lender was required to fund pursuant to this Section 5(III)(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority position as against the Lender or Lenders so failing or refusing to make such funds available to the Borrowers, for such amounts as provided in Section 5(V). The failure of any Lender to make funds available to the Agent in such amount shall not relieve any other Lender of its obligation hereunder to make funds available to the Agent pursuant to this Section 5(III)(f).

(g)           If after the issuance of a Letter of Credit pursuant to Section 5(III) by the Issuing Lender, but prior to the funding of any portion thereof by a Lender, one of the events described in Section 16(a)(i) or (viii) shall have occurred, each Lender will, on the date such Revolving Credit Loan pursuant to Section 5(III)(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Revolving Credit Commitment Percentage of the amount of such Letter of Credit. Each Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

(h)           Whenever at any time after the Issuing Lender has received from any Lender any such Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

(i)            The issuance of any supplement, modification or amendment affecting the amount of any Letter of Credit or any renewal or extension of the term for more than thirty (30) days to any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(j)            Borrowers assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. To the extent permitted by applicable law, none of the Agent, Issuing Lender or any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (iii) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (iv) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (v) for any consequences arising from causes beyond the control of Agent or any Lender. Provided there exists no negligence or willful misconduct on the part of the Agent, Issuing Lender or any Lender, then none of Agent, Issuing Lender or any Lender will be responsible for (i) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (ii) errors in interpretation of technical terms; (iii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit; and (iv) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason. Notwithstanding the foregoing, in no event shall the Lender be responsible for any acts of fraud or forgery by Borrowers any of its Subsidiaries or any third party in connection with the issuance, transfer, presentment or payment under or in connection with any Letter of Credit. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Lender or the Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Lender or the other Lenders in good faith will be binding on Borrowers and will not put Agent, Issuing Lender or the other Lenders under any resulting liability to Borrowers.

(k)           An Issuing Lender may resign as Issuing Lender hereunder at any time upon at least sixty (60) days prior notice to the Lenders, the Agent and the Borrower Agent. The Issuing Lender may be replaced at any time by written agreement among the Borrowers, each Agent, the replaced Issuing Lender and the successor Issuing Lender. The

Agent shall notify the Lenders of any such replacement of the Issuing Lender or any such additional Issuing Lender. At the time any such resignation or replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Lender. From and after the effective date of any such resignation or replacement or addition, as applicable, (a) the successor or additional Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (b) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or such addition or to any previous Issuing Lender, or to such successor or such addition and all previous Issuing Lenders, as the context shall require. After the resignation or replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Lender hereunder, the Borrower Agent may, in its discretion, select which Issuing Lender is to issue any particular Letter of Credit.

IV.           Repayments, Prepayments and Interest.

(a)           Repayments, Continuations and Conversions. LIBOR Rate Loans shall mature and become payable in full on the last day of the Interest Period relating to such LIBOR Rate Loan. Prior to the termination of this Agreement, upon maturity of any LIBOR Rate Loan, such Revolving Loan may be continued for an additional Interest Period or may be converted to a Prime Rate Loan, as set forth above (unless there exists any Default or Event of Default and the Agent does not otherwise elect to exercise any right to accelerate the Loans it is granted hereunder).

(b)           Voluntary Prepayment of LIBOR Rate Loans. LIBOR Rate Loans may be prepaid upon the terms and conditions set forth herein. For LIBOR Rate Loans in connection with which the Borrowers have or may incur Hedging Obligations, additional obligations may be associated with prepayment in accordance with the terms and conditions of the applicable Hedging Contracts. The Borrower Agent shall give the Agent, no later than 1:00 p.m., New York City time, at least two (2) Business Days notice of any proposed prepayment of any LIBOR Rate Loans, specifying the proposed date of payment of such LIBOR Rate Loans, and the principal amount to be paid. Each partial prepayment of the principal amount of LIBOR Rate Loans shall be in an integral multiple of One Hundred Thousand Dollars ($100,000.00)  and accompanied by the payment of all charges outstanding on such LIBOR Rate Loans and of all accrued interest on the principal repaid to the date of payment. Borrowers acknowledge that prepayment or acceleration of a LIBOR Rate Loan during an Interest Period shall result in the Agent incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of LIBOR Rate Loans shall be accompanied by, and the Borrowers hereby promise to pay, on each date a LIBOR Rate Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount (“LIBOR Rate Loan Prepayment Fee”) determined by the Agent pursuant to the following formula:

(i)            the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the Interest Period as to which prepayment is made, subtracted from

(ii)           the LIBOR Lending Rate plus the Applicable Margin applicable to the LIBOR Rate Loan being prepaid.

If the result of this calculation is zero or a negative number, then there shall be no LIBOR Rate Loan Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

(iii)          the amount of the LIBOR Rate Loan being prepaid.

The resulting amount shall be divided by:

(iv)          360

and multiplied by:

(v)           the number of days remaining in the Interest Period as to which the prepayment is being made.

Said amount shall be reduced to present value calculated by using the referenced United States Treasury securities rate and the number of days remaining in the Interest Period for the LIBOR Rate Loan being prepaid.

The resulting amount of these calculations shall be the then applicable LIBOR Rate Loan Prepayment Fee.

(c)           Interest Provisions Interest on the outstanding principal amount of any Loan when classified as a: (i) LIBOR Rate Loan shall accrue during each Interest Period at a rate equal to the sum of the LIBOR Lending Rate for such Interest Period plus the Applicable Margin thereto and be payable on each Interest Payment Date, (ii) LIBOR-Reference Banks Rate Loan shall accrue during each Interest Period at a rate equal to the sum of the LIBOR-Reference Banks Lending Rate for such Interest Period plus the Applicable Margin thereto and be payable on each Interest Payment Date, and (iii) Prime Rate Loan shall accrue during each Interest Period at a rate equal to the Prime Rate and be payable on each Interest Payment Date.

(d)           On termination of this Agreement, pursuant to Section 21 or acceleration of the obligations pursuant to Section 16, Borrowers shall pay to Agent the entire outstanding principal balance of all Revolving Loans and all other Obligations of Borrowers to Agent and shall deliver to Agent cash collateral in an amount equal to one hundred three (103%) percent of the aggregate of amounts then undrawn on all outstanding Letters of Credit issued pursuant to this Agreement for the account of the Borrowers.

V.            Manner of Borrowing and Payment.

(a)           Each borrowing of Revolving Loans shall be advanced by the Lenders, severally and not jointly, according to the applicable Commitment Percentage of each such Lender.

(b)           Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Loans, shall be applied to the Revolving Loans pro rata according to the applicable Commitment Percentage of each Lender. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made when due without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

(c)           (i)            Commencing with the first Business Day following the Closing Date, each borrowing of Revolving Loans shall be advanced by Agent and each payment by Borrowers on account of Revolving Loans shall be applied to those Revolving Loans advanced by Agent. On or before 1:00 p.m., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Loans made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Loans during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Loans and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Loans during such Week exceeds the aggregate amount of new Revolving Loans made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Loans.

(ii)           Each Lender shall be entitled to earn interest at the applicable interest rate(s) hereunder on outstanding advances which it has funded.

(iii)          Promptly, but not later than the end of each week, following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

(d)           If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender’s advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(e)           Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrower Agent of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this Section 5(V)(e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Loans hereunder, within five (5) days from demand of Borrower Agent; provided, however, that Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrowers’ rights (if any) against such Lender.

(f)            Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Revolving Loan or (y) notifies either Agent or Borrower Agent that it does not intend to make available its portion of any Revolving Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section while such Lender Default remains in effect.

(g)           Advances shall be made pro rata from Lenders (the “Non-Defaulting Lenders”) which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any advance required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable advances of each Lender pro rata based on the aggregate of the outstanding Revolving Loans of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender’s Commitment Percentage of all Revolving Loans then outstanding.

(h)           A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

(i)            Other than as expressly set forth in this Section, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrowers, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(j)            In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender within five (5) Business Days from the date of the breach, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement. If, however, a breach is not cured as provided herein, or in the event that a former Defaulting Lender (which such Lender previously cured such default as provided herein), fails on another occasion to make available its pro rata share of any Revolving Loan (whether or not cured), then, provided Borrowers are not then in Default hereunder, Borrowers shall have the right to require the Agent to exercise the repurchase rights contained in Section 5(V)(k), below with respect to any Defaulting Lender.

(k)           The Agent shall, upon request of Borrower Agent pursuant to subsection (j) above, and provided there exists no Default hereunder, require any Defaulting Lender other than Citizens Bank New Hampshire to assign its interest in the Revolving Loan to Citizens Bank New Hampshire or to any other Lender or to any other Person designated by the Agent (“Designated Lender”), for a price equal to the then outstanding principal amount plus accrued interest and unpaid interest and fees due such Lender. Upon payment to such Lender in the amount of the then outstanding principal amount of Lender’s Commitment Percentage of the outstanding Revolving Loans, plus accrued and unpaid interest due such Lender, such Lender will assign its interest to Citizens Bank New Hampshire or the Designated Lender, as applicable, pursuant to a

Commitment Transfer Supplement executed by such Lender, Citizens Bank New Hampshire or the Designated Lender, as appropriate and Agent substantially in the form of Exhibit 5 attached hereto.

(l)            No Defaulting Lender shall be entitled to receive any fees with respect to their Commitment Amount, Revolving Loans or participation in Letters of Credit while such Lender is a Defaulting Lender hereunder, provided however, that the Non-Defaulting Lenders shall be entitled to such fees and Borrowers shall pay to the Agent, for the benefit of the Non-Defaulting Lenders, such amounts as shall be due and owing hereunder.

VI.           Miscellaneous LIBOR Rate Loan Terms.

(a)           LIBOR Rate Lending Unlawful. If after the Closing Date, the Agent (or any Lender) shall determine (which determination shall, upon notice thereof to the Borrower Agent be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law, rule or regulation, makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Agent (or any Lender) to make, continue or maintain any LIBOR Rate Loan as, or to convert any Revolving Loan into, a LIBOR Rate Loan of a certain duration, all existing LIBOR Rate Loans of such type shall automatically convert into LIBOR-Reference Banks Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. For purposes of this agreement, in the event of such a conversion, all LIBOR-Reference Banks Rate Loans shall be treated (except as to interest rate) as equivalent to a LIBOR Rate Loan of similar amount and Interest Period. For greater certainty, all provisions of this agreement relating to LIBOR Rate Loans shall apply equally to LIBOR-Reference Banks Loans, including, but not limited to the manner in which LIBOR-Reference Banks Rate Loans are requested, continued, converted, the manner in which interest accrues, is payable, principal payments are made, whether voluntary or involuntary, as well as any penalties, increased costs or taxes associated with any of the foregoing.

(b)           Substitute Rate. If the Agent (or any Lender) shall have determined after the Closing Date that:

(i)            US dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Agent (or any Lender) in the London interbank market;

(ii)           by reason of circumstances affecting the Agent (or any Lender) in the London interbank market, adequate means do not exist for ascertaining the LIBOR Rate applicable hereunder to LIBOR Rate Loans of any duration, or

(iii)          the LIBOR Rate no longer adequately reflects the Agent’s (or any Lender’s) cost of funding loans,

then, upon notice from the Agent (or any Lender) to the Borrower Agent, the obligations of the Agent (or any Lender) under this section to make or continue any LIBOR Rate Loans, or to convert any Revolving Loans,  as applicable, into, LIBOR Rate Loans of such duration shall forthwith be suspended until the Agent (or any Lender) shall notify the Borrower Agent that the circumstances causing such suspension no longer exist. Agent shall use reasonable efforts to provide Borrower Agent with written notice of any such suspension of LIBOR Rate Loans.

(c)           Indemnities. In addition to the LIBOR Rate Loan Prepayment Fee, the Borrowers agree to reimburse the Agent (or any Lender) (without duplication to such amounts already included in the calculation of LIBOR Rate Loan Prepayment Fee) within ten (10) Business Days for any increase in the cost to the Agent (or any Lender), or reduction in the amount of any sum receivable by the Agent (or any Lender), in respect, or as a result of:

(i)            any conversion or repayment or prepayment of the principal amount of any LIBOR Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto;

(ii)           any Revolving Loans not being made as LIBOR Rate Loans in accordance with the borrowing request thereof;

(iii)          any LIBOR Rate Loans not being continued as, or converted into, LIBOR Rate Loans in accordance with the continuation/conversion notice thereof, or

(iv)          any costs associated with marking to market any Hedging Obligations that (in the reasonable determination of the Agent (or any Lender or any Affiliates of any Lender party to a Hedging Contract)) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto.

The Agent (or any Lender) shall promptly notify the Borrower Agent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Agent (or any Lender) for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers to the Agent (or any Lender) within ten (10) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers. The Borrowers understand, agree and acknowledge the following: (a) the Agent (or any Lender) does not have any obligation to purchase, sell and/or match funds in connection with the use of LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan, (b) the LIBOR Rate may be used merely as a reference in determining such rate, and (c) the Borrowers having accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Rate Loan Prepayment Fee, and other funding losses incurred by the Agent (or any Lender) (without any duplication of the LIBOR Rate Loan Prepayment Fee). As provided herein, Borrowers agree to pay the LIBOR Rate Loan Prepayment Fee as well as other funding losses, if any (and without duplication), whether or not the Agent (or any Lender) elects to purchase, sell and/or match funds.

(d)           Increased Costs. If on or after the date hereof the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent (or any Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency after the Closing Date:

(i)            shall subject the Agent (or any Lender) to any tax, duty or other charge with respect to its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans, or shall change the basis of taxation of payments to the Agent of the principal of or interest on its LIBOR Rate Loans or any other amounts due under this Agreement in respect of its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans (except for the introduction of, or change in the rate of, tax on the overall net income of the Agent (or any Lenders) or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Agent is organized or in which the Agent’s principal executive office is located); or

(ii)           shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Agent or shall impose on the Agent or on the London interbank market any other condition affecting its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans;

and the result of any of the foregoing is to increase the cost to the Agent (or any Lender) of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by the Agent (or any Lender) under this Agreement with respect thereto, by an amount deemed by the Agent to be material, then, within fifteen (15) days after written demand by the Agent (with supporting documentation, as applicable), the Borrowers shall pay to the Agent such additional amount or amounts as will compensate the Agent for such increased cost or reduction.

(e)           [Reserved.]

(f)            Taxes. All payments by the Borrowers of principal of, and interest on, the LIBOR Rate Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Agent’s (or any Lender’s) net income or receipts (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will

(i)            pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)           promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

(iii)          pay to the Agent such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent will equal the full amount the Agent would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent (or any Lender) with respect to any payment received by the Agent hereunder, the Agent may pay such Taxes and the Borrowers will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Agent after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Agent would have received had not such Taxes been asserted.

If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent (and all Lenders) the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent (and all Lenders) for any incremental Taxes, interest or penalties that may become payable by the Agent as a result of any such failure.

(g)           Notwithstanding anything to the contrary contained herein, Agent and Borrowers agree that after the occurrence of an Event of Default which is continuing, Borrowers shall not request and Agent will not make LIBOR Rate Loans.

(h)           In addition to all other sums payable hereunder, Borrowers shall pay Agent for the ratable benefit of the Lenders, a fee (the “Unused Line Fee”) in an amount equal to one-fifth of one percent (.20%) per annum of the difference between: (i) the Credit Limit and (ii) the average amount of the principal balance of Revolving Loans outstanding for each quarterly period this Agreement is in effect, plus the average amount of Outstanding Letters of Credit. Such Unused Line Fee shall be payable quarterly in arrears and shall be treated as a Revolving Loan to Borrowers for working capital purposes. The Unused Line Fee shall be divided pro rata amount the Lenders in accordance with their respective Commitment Percentages.

(i)            In addition to all other sums payable hereunder, Borrowers shall pay to Agent (i) an Administrative Agent fee equal to Ten Thousand and 00/100 Dollars ($10,000.00) per annum, payable quarterly in advance, provided that there is more than one Lender a party to this Agreement; in the event that more than two Lenders are party to this Agreement, an additional fee of Five Thousand and 00/100 Dollars ($5,000.00) per annum per additional Lender shall be due and payable quarterly by the Borrowers; (ii) an origination fee equal to one fifth of one percent (.20%) of the maximum Credit Limit, or One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00), of which the Agent has received $30,000.00, which such amount shall not be shared with any other Lenders, and the balance of Ninety Thousand Dollars ($90,000.00) shall be payable in full on the Closing Date. Said Ninety Thousand Dollar ($90,000.00) shall be shared for the ratable benefit of the Lenders, based upon each such Lender’s Commitment Percentage and the time remaining in the initial Term at the time such Lender becomes a party to this Agreement. Each Lender acknowledges and agrees that the aforementioned Thirty Thousand and 00/100 Dollars ($30,000.00) received by Agent with respect to the origination fee, “float day” interest and all administrative fees and account fees payable by Borrowers to Agent hereunder shall be payable by Agent to Citizens and shall not be shared with any other Lenders, except in the event Agent is not the Issuing Lender, in which case the Issuing Lender will be entitled to retain administration fees related to such issuance. Any administrative and account fees incurred in connection with the issuance of any Letters of Credit hereunder and payable by Borrowers to Agent hereunder shall be payable by Agent to the Issuing Lender and shall not be shared with any other Lenders. The Unused Line Fee and all LC Commissions shall be payable by Borrowers to Agent hereunder and shall be thereafter shared for the ratable benefit of the Lenders.

6.             BORROWER AGENT.

(a)           In order to facilitate the borrowing procedures hereunder, Borrowers hereby recognize that it is advantageous and convenient for them to, and as such, is hereby authorized to, appoint one of them, from time to time to act as agent for the Borrowers to effect borrowings and other extensions of credit under this Agreement and to designate a Borrower to which proceeds of the borrowings shall be distributed (individually and collectively, the “Borrower Agent”). Each of GT Solar, GT Holdings and GT Equipment hereby appoint GT International as such corporation’s Borrower Agent to request, receive and distribute loans hereunder and to communicate with Agent with respect thereto, and GT International does hereby accept such appointment.

(b)           Upon appointment of a Borrower Agent other than GT International, the Borrowers shall provide Agent with notice thereof, along with an incumbency certificate and any other required corporate or company authority documents as may be requested by the Agent, including resolutions, as appropriate, properly evidencing the authority of the Borrower Agent. Upon delivery to Agent of all requested authority documents, each Borrower shall be deemed to have irrevocably appointed such Borrower Agent as its agent to effect borrowings, obtain other extensions of credit and to execute instruments and documents and take other actions in the name, or on behalf of, but not as a lender to, such Borrower, as provided or contemplated in this

Agreement. Each Borrower represents and covenants that all requests for Loans and Letters of Credit under this Agreement shall be made by either the Borrowers or Borrower Agent as agent for the Borrowers, and that the authority of the Borrower Agent so to request Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until (i) the Agent actually receives written notice of the termination and/or replacement of such authority signed by an Responsible Officer of each of the Borrowers, (ii) this Agreement has been terminated, or (iii) all Obligations of such Borrower have been paid or otherwise satisfied. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Borrower Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Borrower and no implied covenants, functions, responsibilities duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Borrower Agent. Furthermore, in performing his duties under this appointment, the Borrower Agent shall be acting solely as a conduit for money transfers between the Lenders and the Borrowers, and the Borrower Agent shall not make, nor shall he be construed as making, any loans or advances of money under this Agreement to any of the Borrowers.

(c)           Each Borrower further agrees and acknowledges that any Loans which may be made by the Lenders pursuant to the terms of this Agreement may be made directly to the Borrower Agent notwithstanding any notice or knowledge by the Lenders that such Loan is intended for the use of another Borrower, and the Lenders shall have no responsibility with respect to whether or when the Borrower Agent distributes or delivers the proceeds of any Loans to any other Borrower, and payment or delivery by the Agent of the proceeds of such Loans to the Borrower Agent shall be deemed to be a payment or delivery to each Borrower. Without limiting the foregoing, each Borrower acknowledges that it shall be directly indebted to the Lenders for each Loan distributed to it by the Borrower Agent as if that Loan had been made directly by the Lenders to the Borrowers which received such proceeds, in addition to which the other Borrowers shall be jointly and severally obligated to the Lenders in that amount.

(d)  The Agent shall have no responsibility to inquire as to the distribution of Loans and Letters of Credit made by the Agent or Issuing Lender through the Borrower Agent as described herein.

(e)  [Reserved.]

(f)  The Facility established in this Agreement constitutes one combined aggregate Line of Credit for all of the Borrowers.

7.             RESERVED.

8.             AGENT’S REPORTS. After the end of each month, Agent will render to Borrower Agent a statement of Borrowers’ loan account with Agent hereunder, showing all applicable credits and debits. Each statement shall be considered correct and to have been accepted by Borrowers and shall be conclusively binding upon Borrowers in respect of all charges, debits and credits of whatsoever nature contained therein under or pursuant to this Agreement, and the closing balance shown therein, unless Borrower Agent notifies Agent in writing of any discrepancy within forty-five (45) days from the mailing by Agent to Borrower Agent of any such monthly statement.

9.             CONDITIONS OF LENDING.

(a)          The obligation of the Lenders to make the initial Revolving Loan hereunder or issue or cause to be issued any Letter of Credit hereunder on the Closing Date to the Borrowers shall be subject to the condition precedent that Agent for itself and the benefit of the Lenders shall have received all of the following, each in form and substance reasonably satisfactory to Agent:

(i)            This Agreement, properly executed on behalf of each Borrower.

(ii)           The Note drawn to the order of each Lender in the face amount of their respective Commitment Percentage of the Credit Limit.

(iii)          A true and correct copy of any and all leases pursuant to which any Borrower is leasing any real property.

(iv)          Searches dated within forty-five (45) days prior to the Closing Date, of appropriate filing offices showing that (A) no state or federal tax Liens have been filed and remain in effect against any Borrower, and (B) no financing statements have been filed and remain in effect against any Borrower, except those financing statements relating to Liens set forth on Schedule “B”, the Liens of the secured lender to be paid with the proceeds of the initial loan and those financing statements filed by the Agent or by Citizens Bank New Hampshire previously, and (C) virtually simultaneously with the SVB Payoff, the Agent shall duly file all financing statements necessary to perfect the security interests granted hereunder, to the extent the security interests are capable of being perfected by filing.

(v)           A certificate of the Secretary or an Assistant Secretary of each  Borrower, certifying as to (A) the resolutions of the directors and, if required, the shareholders of such Borrower, authorizing the execution, delivery and performance of this Agreement and related documents, (B) the Articles of Organization and by-laws or operating agreement, as applicable, of each Borrower, and (C) the signatures of the officers or agents of each Borrower authorized to execute and deliver this Agreement and other instruments, agreements and certificates, including loan requests, on behalf of each Borrower.

(vi)          A certificate dated within forty-five (45) days prior to the Closing Date, issued by the Secretary of State of the state of each Borrower’s incorporation or formation, certifying that each such Borrower is validly existing and in good standing.

(vii)         Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

(viii)        An opinion of counsel to the Borrowers, addressed to Agent for the benefit of all Lenders.

(ix)           Certificates of the insurance required hereunder, with all property and liability insurance containing an additional insured endorsement in favor of the Agent and all property casualty insurance containing a lender’s loss payable endorsement in favor of Agent.

(x)            [Reserved.]

(xi)           Payment of the fees due and payable through the date of the initial Revolving Loan and invoiced out-of-pocket expenses incurred by Agent through such date required to be paid by Borrowers pursuant to this Agreement.

(xii)          [Reserved.]

(xiii)         Such other documents, instruments and agreements as Agent in its sole discretion may require.

(b)          Notwithstanding anything to the contrary contained in this Agreement, Borrowers acknowledge that no Revolving Loans shall be made or Letter of Credit issued until such time as (i) all SVB Liens have been released and Agent has filed all UCC financing statements required to be filed to perfect its security interests in the Collateral, and Agent has received confirmation thereof, satisfactory to the Agent in its sole discretion, and (ii) the Borrowers have delivered a compliance certificate as of the month ended March 30, 2007.

(c)          The obligation of the Lenders to make each Revolving Loan shall be subject to satisfaction or waiver of the further conditions precedent on such date:

(i)            the representations and warranties contained in Sections 3 and 4 hereof are correct in all material respects on and as of the date of such Revolving Loan or the issuance of a Letter of Credit, as the case may be, as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date and in such case, are correct in all material respects as of such earlier date; and

(ii)           no event has occurred and is continuing, or would result from such Revolving Loan or issuance of such Letter of Credit, as the case may be, which constitutes an Event of Default or which, with notice or the passage of any cure period or both, would constitute an Event of Default.

10.           CAPITAL ADEQUACY.

If, after the Closing Date, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Agent or any Lender, or person controlling the Agent or any Lender, and the Agent or such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling person’s capital as a consequence of its commitments or the loans made by the Agent or any Lender is reduced to a level below that which the Agent or any Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Agent to the Borrower Agent, the Borrowers shall within three (3) Business Days of written demand therefor (along with supporting documentation, if any, as applicable), pay directly to the Agent additional amounts sufficient to compensate the Agent (or any Lender) or such controlling person for such reduction in rate of return. A statement of the Agent or any such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, the Agent or any such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

11.  COLLECTIONS; SET OFF; DEPOSIT ACCOUNTS; NOTICE OF ASSIGNMENT; EXPENSES; POWER OF ATTORNEY.

(a)           All proceeds received on account of the Obligations shall be applied by the Agent in the following order:

First, to payment of that portion of the Obligations (excluding Hedging Obligations) constituting fees, indemnities, expenses and other amounts including without limitation, fees, charges and disbursements of counsel to the Agent payable under this Agreement, including out-of-pocket expenses of Agent incurred under any Other Documents, or in connection with the realization of any Collateral, including without limitation,  reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Agent, as Mortgagee under the Mortgage, including reasonable attorneys’ fees and out-of-pocket legal expenses, the expense of insurance, the expense of ordinary or extraordinary repairs or alterations deemed necessary by Agent, as Mortgage, the expense of taxes or other charges on the Mortgaged Property (as defined in the Mortgage) which Agent, as Mortgagee may deem it wise to pay, together with reserves for the foregoing to the extent deemed necessary by Agent, as Mortgagee) shall be paid to the Agent, as Mortgagee for application against all sums due and owing to Mortgagee or any Lender payable to the Agent.

Second, to payment of that portion of the Obligations (excluding Hedging Obligations) constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable hereunder), ratably among them in proportion to their respective Commitment Percentage.

Third, to payment of that portion of the Obligations (excluding Hedging Obligations) constituting accrued and unpaid interest on the Revolving Loan and related fees, ratably among the Lenders in proportion to the respective Commitment Percentage;

Fourth, to payment of that portion of the Obligations (excluding Hedging Obligations) constituting unpaid principal of the Revolving Loans (to be applied in the inverse order of maturity), ratably among the Lenders in proportion to the respective Commitment Percentage;

Fifth, to the Agent for the account of Issuing Lender, to cash collateralize one hundred three (103%) percent of that portion of Letter of Credit Obligations comprised of the aggregate undrawn amount on all Letters of Credit, as applicable;

Sixth, to payment of all Hedging Obligations, ratably among the Lenders in proportion to the respective commitments with respect to such Hedging Obligations;

Seventh, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by applicable law.

Agent will credit (conditional upon final collection) all such payments against the principal or interest of any Revolving Loans secured hereby as set forth above; provided, however, for the purpose of computing interest, any items requiring clearance or payment shall not be considered to have been credited against any Revolving Loans secured hereby until two (2) Business Days after receipt by Agent of any such items and any surplus remaining after payment of outstanding Obligations shall be remitted to Borrowers, provided however, that any wire transfers received by the Agent prior to 1:00pm on any Business Day will be credited on that day, and any such wire transfers received by the Agent after 1:00pm on any Business Day shall be credited on the next Business Day. As provided in Section 11(c), below, Agent will at all times have the right to require Borrowers to maintain its primary deposit accounts at Agent or, in the alternative, at the Agent’s option, at another financial institution subject to a Control Agreement such that, among other things, during the continuance of an Event of Default, Borrowers’ account shall be blocked and such institution shall have waived its rights as against such account. Agent shall also, during the continuance of an Event of Default, have the right to require Borrowers to enter into a lockbox arrangement with Agent for the collection of such remittances and payments and the Borrowers shall use all diligent efforts to effectuate such arrangements as soon as reasonably practicable. Notwithstanding anything contained to the contrary herein, said proceeds shall not be applied to the principal of any LIBOR Rate Loan(s), until all Prime Rate Loans have been paid in full and the application of proceeds shall not be considered a prepayment given rise to any related fees (other than any applicable LIBOR Rate Loan Prepayment Fee, if any).

(b)           To the extent permitted by applicable law, each Borrower hereby grants to Agent and each Lender a Lien, security interest and right of setoff as security for all Obligations to Agent and each Lender, whether now existing or hereafter  arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any entity in the control of the Agent, or any Lender, (other than Excluded Deposits, as defined in Section 11(c), below). At any time during the continuance of an Event of Default, without demand or notice, Agent may set off the same or any part thereof and apply the same to any Obligation of the Borrowers even though unmatured and regardless of the adequacy of any other Collateral securing the Obligations. Additionally, at any time there is a draw on any Letter of Credit, then, without demand or notice, Agent may treat such amount as a Revolving Loan under this Agreement for working capital purposes. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED TO THE EXTENT PERMITTED BY APPLICABLE LAW.

(c)           The Borrowers shall at all times maintain the Agent, as their principal depository bank. For each deposit account that each Borrower at any time opens or maintains that is not with Agent (as may be permitted hereunder), such Borrower shall, at Agent’s request and option, arrange for execution of a control or other similar type agreement by and among Agent, the applicable Borrowers and applicable depository bank in form and substance acceptable to Agent in its sole discretion, which such agreement among other things, either (i) causes the depository bank to agree to comply at any time with instructions from Agent to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of any such Borrower, and cause such depository bank to acknowledge that any Lien held by such depository bank on such accounts is subordinate to the Liens of the Lenders, or (ii) arranges for the Agent to become the customer of the depository bank with respect to the deposit account, with such Borrowers being permitted, only with the consent of Agent, to exercise rights to withdraw funds from such deposit account (the “Control Agreement(s)”). Agent agrees with Borrowers that Agent shall not give any such instructions or withhold any withdrawal rights from Borrowers, unless an Event of Default has occurred and is continuing, or  after giving effect to any withdrawal not otherwise permitted by this Agreement an Event of Default would occur. The Agent agrees to rescind any such instructions within ten (10) Business Days of any such Event of Default being curerd or waived. In no event shall Borrowers fail to maintain deposit accounts with Agent in a minimum amount of the lesser of (i) the total amount of Letters of Credit issued by Agent (or any Lender); or (ii) 100% of Borrowers’ deposit accounts (the “Mininum Deposit”). Notwithstanding anything to the contrary contained herein, Borrowers shall not maintain any deposit accounts with any bank, institution or other party other than a Lender, except (x) for any overseas deposit accounts in any country where there is no local branch network of any Lender and in such case Borrowers shall provide Agent with such account information and statements and otherwise comply with Section 11(c)(i) or (ii), above, and (y) that Borrowers shall be allowed to maintain deposit accounts with any other financial institution similar to Agent or Lenders only in the event that Agent (and/or any applicable Lender) is unable to provide competitive market returns on such deposit investments, and in such events, only to the extent that such deposits allowed under Section 11(c)(x) and (y), above, exceed the Minimum Deposit requirements set forth in this Section 11(c), above, and further, in such case Borrowers shall provide Agent with such account information and statements and otherwise comply with Section 11(c)(i) or (ii), above. Additionally, the Agent shall at all times have the right to control any such deposit accounts through Control

Agreements, blocked accounts or such other similar arrangements with the Borrowers. Notwithstanding anything to the contrary contained herein, the provisions of this paragraph shall not apply to (xx) any deposit account for which Borrowers, the depository bank and Agent have entered into a cash collateral agreement specially negotiated among Borrowers, the depository bank and Agent for the specific purpose set forth therein, or (yy) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s salaried employees and petty cash (collectively, the “Excluded Deposit Accounts”).

(d)           The Agent may at any time, during the continuance of an Event of Default, and with two (2) Business Days prior notice to the Borrower Agent, notify account debtors that Collateral has been collaterally assigned to Agent and that payments shall be made directly to or as directed by Agent. Upon request of Agent at any time during the continuance of an Event of Default, the Borrowers will so notify such account debtors and will indicate on all billings to such account debtors that their Accounts must be paid directly to or as directed by the Agent.

(e)           The Borrowers shall pay to Agent within fifteen (15) days of written demand therefor any and all reasonable counsel fees and other reasonable actual out-of-pocket expenses incurred by Agent (or any of the Lenders with respect to enforcement) in connection with the preparation, interpretation, enforcement, administration or amendment of this Agreement, the Notes and the Other Documents or of any documents relating thereto, and any and all expenses, including, but not limited to, a collection charge on all Accounts collected, all attorneys’ fees for the Agent and out-of-pocket expenses, and all other expenses of like or unlike nature which may be expended by Agent or any Lender to obtain or enforce payment of any Account either as against the account debtor, Borrowers, or any Guarantor or surety of Borrowers or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, including protection of the security interests or the priority thereof, the Obligations or the Collateral or any rights or interests therein or thereto of Agent or the Lenders, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses incurred or paid by Agent or any Lender in connection with the administration, supervision, protection or realization on any security held by Agent for the debt secured hereby, whether such security was granted by any Borrower or by any other person primarily or secondarily liable (with or without recourse) with respect to such debt, and all costs and expenses incurred by Agent (or any Lender) in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Agent in connection with the debt secured hereby, all of which amounts shall be considered advances to protect Agent’s security, and shall be secured hereby. Additionally, at its option, and without limiting any other rights or remedies, with five (5) days prior notice to the Borrower Agent the Agent may at any time pay or discharge any taxes, Liens at any time levied against or placed on any of the Collateral, and may procure and pay any premiums on any insurance required to be carried by the Borrowers, and provide for the maintenance and preservation of any of the Collateral, and otherwise take any action reasonably deemed necessary to the Agent to protect its security, and all amounts expended by the Agent in connection with any of the foregoing matters, including reasonable attorneys’ fees for the Agent, shall be considered Obligations and shall be secured hereby. Agent shall use reasonable efforts to provide Borrower Agent with documentation reasonably supporting such costs and expenses herein, with such written notice of demand therefore, but in any event shall provide any such supporting documentation, as applicable, as soon as reasonably practicable after such demand.

(f)            The Borrowers do hereby make, constitute and appoint any officer or agent of Agent as Borrowers’ true and lawful attorney-in-fact, with power to endorse the name of the Borrowers or any of Borrower’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of Agent in full or part payment of any amounts owing to Agent; to sign and endorse the name of Borrowers or any of Borrowers’ officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts, and any instrument or documents relating thereto or to Borrowers’ rights therein; collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of each Borrower; to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Borrowers may be delivered directly to Agent; granting upon Borrowers’ said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Borrowers might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof, provided however, that Agent shall not take any such actions unless an Event of Default shall have occurred and be continuing. Neither Agent nor the attorney shall be liable for any acts or omissions nor for any error of judgment or mistake, except for their gross negligence, willful misconduct, bad faith, or material breach of this Agreement or ther Other Documents. This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder and thereafter as long as Borrowers may be indebted to Agent.

12.           FINANCING STATEMENTS. Borrowers hereby irrevocably authorize Agent at any time after confirmation from Borrowers’ current lender, Silicon Valley Bank (“SVB”) of receipt of payment of all amounts set forth in that certain payoff letter issued by SVB to Borrowers, a copy of which was provided to Agent (the “SVB Payoff”), and from time to time thereafter to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrowers or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether each Borrower is an organization, the type of organization and any organization identification number issued to each Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates and (y) any other filings in connection with perfecting its security interest in the Collateral, including without limitation, continuation statements pursuant to the UCC or other notices appropriate under applicable Federal or State laws in form reasonably satisfactory to the

Agent. The Borrowers agree to furnish any such information to Agent promptly upon reasonable request.

13.           BORROWERS’ REPORTS.

(a)          The Agent and Lenders acknowledge that under the current Borrowers’ structure, consolidated financial statements for the Borrowers does not and will not include reporting for GT Holdings, and such reporting shall not currently be required.

(b)          Borrowers shall deliver to Agent all documents, as frequently as indicated below, or at such other times as Agent may reasonably request, and all other documents and information requested by  Agent during the continuance of an Event of Default:

	DOCUMENT	FREQUENCY DUE
(i)	Projections of Borrowers’ balance sheet, statement of profit and loss and cash flow for the next succeeding fiscal year broken down on a month to month basis	Annually, as soon as practicable after the end of each fiscal year, but in any event not later than forty-five (45) days after the beginning of each fiscal year of Borrowers
(ii)	Notice of Default or Event of Default hereunder.	Within three (3) Business Days from a Responsible Officer obtaining knowledge thereof.
(iii)	Compliance Certificate in the form annexed hereto as Exhibit 4	Within twenty-five (25) days after the close of each quarterly period of the Borrowers’ fiscal year

(c)          Within twenty-five (25) days after the close of each quarterly period of the Borrowers’ fiscal year, quarterly backlog reporting on a consolidated basis.

(d)          Within twenty-five (25) calendar days after the end of each month Borrowers will furnish Agent with a copy of Borrowers’ consolidated financial statements, all in reasonable detail and prepared in accordance with GAAP consistently applied, except for the absence of footnotes and subject to year-end adjustments, provided however that subsequent to any IPO of GT Solar International, Inc., Borrowers may also deliver 10Q statements within twenty-five (25) calendar days after the close of each quarterly period of Borrowers’ fiscal year. Said 10Q statements shall be in place of the monthly statement required hereunder only for such month in which each quarter closes.

(e)          Borrowers will furnish Agent, annually, as soon as available, and in any event within one-hundred twenty (120) days after the end of each fiscal year of Borrowers, Borrowers’ audited consolidated financial statements with the unqualified opinion (excluding qualifications or opinions related to internal controls and Sarbanes-Oxley reporting compliance) of one of the “Big Four” national independent certified public accountants or such other independent certified public accountants selected by the Borrowers and reasonably acceptable to the Agent, which annual financial statements shall include the Borrowers’ balance sheet as at the end of such fiscal year and the related statements of the Borrowers’ income, retained earnings and cash flows for the fiscal year then ended, all prepared in reasonable detail and prepared in accordance with GAAP.

(f)           Borrower Agent will promptly, upon receipt thereof, deliver to Agent, copies of any reports submitted to any Borrower by the Borrowers’ independent public accountants in connection with the examination of the financial statements of the Borrowers made by such accountants (the so-called “Management Letter”).

(g)          In addition to the foregoing, the Borrowers promptly shall provide Agent with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers’ business, and the Borrowers’ financial condition, including financial reports and statements, as Agent may from time to time reasonably request from the Borrowers. All financial information provided Agent by the Borrowers shall be prepared in accordance with GAAP applied consistently in the preparation thereof and with all historical financial statements to fairly reflect the financial conditions of the Borrowers at the close of, and its results of operations for, the periods covered by such financial statements.

14.           GENERAL AGREEMENTS OF BORROWERS.

(a)          The Borrowers agree to keep all the Collateral insured with coverage and in amounts not less than that usually carried by one engaged in a like business in similar areas with similar risk factors with a loss payable endorsement naming Agent for the benefit of the Lenders and Borrowers, as their interests may appear, and hereby appointing Agent as attorney for Borrowers in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts, during the continuance of an Event of Default;  provided that the Borrowers shall also be entitled to adjust, settlement or cancel such insurance provided however, that with respect to any claim which would reasonably likely exceed $500,000, Borrowers shall not adjust settle or cancel such insurance without the prior written consent of the Agent, not to be unreasonably withheld or delayed.

(b)          Agent, each Lender and their respective agents have the right to inspect the Collateral and all records pertaining thereto at intervals to be determined by Agent and without hindrance or delay. Agent shall have the right to obtain a full appraisal of the Borrowers’ Inventory and Equipment at any time following an Event of Default hereunder from appraisers of Agent’s (with Required Lender’s approval) selection and at the sole cost and expense of Borrowers.

(c)          Although, as above set forth, Agent has a continuing security interest in all of Borrowers’ Collateral (other than with respect to Collateral which in the aggregate is immaterial) and in the proceeds thereof, Borrowers will at all times be in compliance with the Financial Covenants herein subject to cure periods set forth in Section 16(a)(iii) with respect to any breach of the Financial Covenant set forth in Section 15(a) (based upon information provided to Agent in the most recently delivered Compliance Certificate, pursuant to the terms herein), and if Borrowers fail to do so, Borrowers will immediately either (i) make a reduction in the unpaid principal amount of said Revolving Loans necessary to bring the Financial Covenants into compliance, or (ii) post the required cash collateral with the Agent necessary to bring the Financial Covenants into compliance.

(d)          Borrowers will at all times keep accurate and complete in all material respects records of Borrowers’ Inventory, Accounts and other Collateral, and Agent (who may be accompanied by the Lenders) and/or any of its or their respective  agents, shall have the right to call at Borrowers’ place or places of business at intervals to be determined by Agent, (but not more than two (2) times in any twelve (12) month period absent the occurrence and continuance of an Event of Default hereunder) and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence which relate to Borrowers’ Accounts, and other Collateral or other transactions, between the parties thereto and the general financial condition of Borrowers and Agent may remove any of such records temporarily for the purpose of having copies made thereof. Borrowers shall pay to Agent all reasonable inspection fees, plus all travel and other reasonable out-of-pocket expenses incurred in connection with any such inspection. Notwithstanding the aforesaid, the parties acknowledge that the Agent has performed an inspection in connection with the closing of this Agreement and may perform a re-inspection within one hundred-eighty (180) days from the date hereof. The Agent shall determine, in its sole discretion based upon the results of said re-inspection, the frequency of any further inspections, but in any event, not to exceed two (2) times in any twelve (12) month period, unless approved by Borrower Agent.

(e)          Borrowers will notify Agent prior to its entering into any license, contract or other agreement valued over $50,000.00 which, by it terms, is not assignable to Agent and the Lenders without consent of the licensor or other party to such agreement, provided however that Borrowers agree that they shall use all commercially reasonable efforts to obtain said consents (in form and substance reasonably satisfactory to Agent) at the time of entering into such license, contract or other agreement, and if not practically possible at such time, then Borrower shall continue to use all commercially reasonable efforts to obtain such consent within thirty (30) days from from the date of such license, contract or other agreement. Upon request by Agent, Borrowers shall deliver a copy of any such license, contract or other agreement to Agent within five (5) Business Days of Agent’s request therefor. Borrowers further agree that they shall use all commercially reasonable efforts to obtain such consent from the licensors with respect to that certain Contract for the license of construction and commercialization of the 36 rod polysilicon deposition Reactor and STC (silieontetrachloride) Converter of Poly Engieering Srl dated as of March 14, 2006, within thirty (30) days from the date of this Agreement, and shall otherwise use commercially reasonable efforts to obtain such consents from existing licensors, as Agent shall reasonably request.

(f)           Each Borrower will maintain its legal existence in good standing in its state of organization or any other place where such Borrower operates and is required to maintain legal existence and comply with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or of any governmental authority which may be applicable to it or to its business, in each case except to the extent any contravention could not reasonably be expected to result in a Material Adverse Effect.

(g)          Each Borrower will pay all real and personal property taxes, assessments and charges and all franchises, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any Lien or charge from attaching to the Collateral or any of its property, provided that, if any such obligation is being contested by any Borrower in good faith and diligently prosecuted, (i) such Borrower shall provide written notice thereof to Agent prior to the date of such contest and make adequate provision for the payment of all such obligations in a manner such that no Lien will encumber any Collateral, and (ii) the Agent shall be satisfied that, while such contest is pending, there will be no impairment of the enforceability, validity or priority of any of the Liens of the Agent and the Lenders in and to the Collateral, or (iii) the failure to pay such taxes, assessments or charges could not reasonably be expected to result in a Material Adverse Effect on such Borrower or the Borrowers, and does not otherwise violate the covenant set forth in Section 15(q) herein. Borrowers will, upon reasonable request of Agent, promptly furnish Agent receipted bills for any payments under this Section 14(g). At its option, Agent may discharge taxes, Liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on Collateral and may pay for the maintenance and preservation of the Collateral. Borrowers agree to reimburse Agent within ten (10) Business Days for any payments made, or any expenses incurred by Agent pursuant to the foregoing authorization, and upon failure of the Borrowers to so reimburse Agent, any such sums paid or advanced by Agent shall be deemed secured by the Collateral and constitute part of the Obligations.

(h)          Within three (3) Business Days’ prior notice to the Borrower Agent, Agent may communicate with account debtors in order to verify with them to Agent’s satisfaction the existence, amount and terms of any Accounts.

(i)           Nowithstanding anything to the contrary contained herein, Borrowers shall enter into Control Agreements with all of its current depository banks within thirty (30) days from the date of this Agreement, which such time may be extended with the consent of the Agent. With respect to any deposit accounts established after the date of this Agreement with any institutions other than Agent or any Lender, Borrowers shall enter into a Control Agreement with respect to each such deposit account at the time each such deposit account is opened.

(j)           If any Borrower’s Accounts valued at Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate at any time outstanding, arise out of contracts with the United States or any department, agency, or instrumentality thereof, such is issued such Borrower will promptly notify Agent thereof in writing and to the extent reasonably requested by the Agent execute any instruments and take any steps required by Agent in order that all monies due and to become due under such contracts shall be collaterally assigned to Agent and notice thereof given to the Government under the Federal Assignment of Claims Act, to the extent permitted by and in compliance with the applicable laws.

(k)          If any Borrower is owed money evidenced by any promissory notes,  or other instruments for the payment of money, valued in the aggregate in excess of Fifty Thousand and 00/100 Dollars ($50,000.00), then such Borrower will promptly deliver same to Agent, accompanied by an allonge or transfer executed in blank.

(l)           If any Inventory (other than Inventory in transit or out for repair) of any Borrower valued in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate, are at any time in the possession of a bailee, the applicable Borrower shall promptly notify Agent thereof and, if requested by Agent, shall promptly use commercially reasonable efforts to obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to Agent, that the bailee holds such Collateral for the benefit of Agent and shall act upon the instructions of Agent, without the further consent of such Borrower. Agent agrees with such Borrower that Agent shall not give any such instructions unless an Event of Default has occurred and is continuing.

(m)         If any Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, such Borrower shall upon the occurrence of an Event of Default, promptly notify Agent thereof and, during the continuance of any such Event of Default, Borrower shall, pursuant to an agreement in form and substance satisfactory to Agent, use all reasonable efforts to either (i) arrange for the issuer and any confirmer of such existing letter of credit to consent to an assignment to Agent of the proceeds of any drawing under the letter of credit, or (ii) arrange for Agent to become the transferee beneficiary of the existing letter of credit, with Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied  in the same manner as any other payment on an Account. Additionally, during the continuance of any Event of Default, if any Borrower becomes a beneficiary under a letter of credit, then Borrower shall (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Agent of the proceeds of any drawing under the letter of credit, or (ii) arrange for Agent to become the transferee beneficiary of the letter of credit, with Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied  in the same manner as any other payment on an Account

(n)          Borrowers shall notify Agent as soon as is commercially reasonable of any commercial tort claims held or acquired by any Borrower reasonably valued in excess of $50,000.00, and shall, within five (5) Business Days of request thereof, provide copies of such claims to Agent. If any Borrower shall at any time hold or acquire a commercial tort claim reasonably valued by Borrowers or Agent in excess of $50,000.00, such Borrower shall, within five (5) Business Days thereof, notify Agent in a writing signed by such Borrower of the brief details thereof and grant to Agent in such writing a security interest therein, and in the proceeds  thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.

(o)          [Reserved.]

(p)          Each Borrower will promptly notify Agent upon receipt of notification of any potential or known release or threat of release of hazardous materials, hazardous waste, hazardous or toxic substance or oil from any site operated by such Borrower or of the incurrence of any expense or loss in connection therewith which could reasonably be expected to cost Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or more, or with any Responsible

Officer of such Borrower’s obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss such Borrower may be liable and which could reasonably be expected to cost Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or more. As used herein, the terms “hazardous waste,” “hazardous or toxic substance,”  “hazardous material” or “oil” shall have the same meanings as defined and used in any of the following (the “Acts”): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC Sections 9601-9657, as amended by the Superfund Accounts and Reauthorization Act of 1986; the Federal Resource Conservation and Recovery Act, 42 USC Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC Sections 1801 et seq.; the Toxic Substances Control Act, 15 USC Sections 2601 et seq.; the Federal Water Pollution Control Act, 33 USC Sections 1251 et seq.; the Clean Air Act, 42 USC Sections 741 et seq.; the Clean Water Act, 33 USC Section 701; the Safe Drinking Water Act, 42 USC Sections 300(f)-300(j); the New Hampshire Revised Statutes Chapter 21-P, as amended; and/or the regulations adopted and publications promulgated pursuant to any of the Acts, as the same may be amended from time to time.

(q)          [Reserved.]

(r)           [Reserved.]

(s)          Should any Borrower fail to make any of such deposits or furnish such proof of deposit or payment, then Agent may, in its sole and absolute discretion, within five (5) days prior notice to Borrower Agent, (a) make any of such deposits or any part thereof, (b) pay such taxes, or any part thereof, or (c) set up such reserves as Agent, in its judgment, shall deem necessary to satisfy the liability for such taxes. Each amount so deposited or paid shall constitute an advance under the terms hereof, repayable on demand with interest, as provided herein, and secured by all Collateral and any other property at any time pledged by Borrowers with Agent. Nothing herein shall be deemed to obligate Agent to make any such deposit or payment or set up such reserve and the making of one or more of such deposits or payments or the setting up of such reserve shall not constitute (i) an agreement on Agent’s part to take any further or similar action, or (ii) a waiver of any default by Borrowers under the terms hereof.

(t)           All advances by Agent and each Lender to Borrower Agent of the Revolving Loans under this Agreement and under any Other Document constitute one general revolving fluctuating loan, and all indebtedness of Borrowers to Agent under this and under any Other Document constitute one general Obligation. Each Revolving Loan advance to Borrowers hereunder or otherwise shall be made upon the security of all of the Collateral held and to be held by Agent. It is distinctly understood and agreed that all of the rights of Agent contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement and to any other agreements between Agent, Lenders and Borrowers. Any default of this Agreement by any Borrower shall constitute, likewise, a default by Borrowers of any Other Documents, and any default by any Borrower of any Other Documents shall constitute a default of this Agreement. The entire Obligation of Borrowers to Agent and each Lender shall become due and payable upon termination of this Agreement.

(u)          Each Borrower hereby grants to Agent for a term to commence on the date of this Agreement and continuing thereafter until all Obligations owing from Borrowers to Agent and the Lenders  are fully paid and discharged, the right, subject in each case to any limitation contained in such Borrower’s leases, to use all premises or places of business which Borrower presently has or may hereafter have and where any of the Collateral may be located, at a total rental for the entire period of $1.00. Agent agrees not to exercise the rights granted in this paragraph unless and until Agent determines to exercise its rights against the Collateral, in accordance with the terms herein.

(v)          Each Borrower will, at its expense, upon request of Agent promptly and duly execute and deliver such documents and assurances and take such actions as may be reasonably necessary or desirable or as Agent may request or to more effectively carry out the intent and purpose of this Agreement.

(w)         [Reserved.]

(x)          Borrowers hereby grant to Agent for a term to commence on the date of this Agreement and continuing thereafter until all Obligations owed to Agent are fully paid and discharged, a non-exclusive irrevocable royalty-free license in connection with Agent’s exercise of its rights hereunder, to use, apply or affix any trademark, trade name logo or the like and to use any patents, in which any Borrower now or hereafter has rights, which license may be used by Agent solely upon and after the occurrence of any one or more of the Events of Default, provided, however, that such use by Agent shall be at a high level of quality control at least at a level consistent with the Borrowers’ quality control in connection with the products or services offered under the licensed trademarks, service, marks, trade names, logos, or the like to preserve the validity of such trademarks, service marks, trade names, logos, and the like and shall be suspended if such Events of Default are cured. This license shall be in addition to, and not in lieu of, the inclusion of all of Borrowers’ trademarks, service marks, trade names, logos, goodwill, patents, franchises and licenses in the Collateral.

15.           BORROWERS’ NEGATIVE COVENANTS. Borrowers will not at any time:

(a)          (quarterly Proforma EBITDA) permit (for two consecutive quarters), its Proforma EBITDA to be less than Three Million and 00/100 Dollars ($3,000,000.00) as of March 2007,  and thereafter measured quarterly on the last day of each fiscal quarter, which amount shall be increased to Five Million and 00/100 Dollars ($5,000,000.00) commencing with the fiscal quarter ending March 31, 2008, and further increased to Ten Million and 00/100 Dollars ($10,000,000.00) commencing with the quarter ending March 31, 2009.

(b)          (Total Funded Debt to Trailing Twelve-Month Proforma EBITDA) permit the ratio of Total Funded Debt to Proforma EBITDA to exceed the ratios set forth below at such time period indicated therein, measured quarterly, on the last day of the fiscal quarter, on a trailing twelve (12) month basis:

Measurement Dates	Maximum Ratio
March 2007	3.50	x

June 2007 – December 2007	3.25	x

March 2008 and thereafter	3.00	x

At Borrowers’ option the Agent will accept intra-quarter reporting, but in any event, not more frequently than monthly, on a trailing twelve (12) month basis, for purposes of the covenant compliance, only.

(c)          (Debt Service Coverage Ratio) permit its Debt Service Coverage Ratio, on a consolidated basis, to be less than 1.25 to 1.00 measured annually, as of the last day of the fiscal year.

(d)          (Capital Expenditures) incur or contract to incur Capital Expenditures of more than Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate during any fiscal year.

(e)          (Dividends and Distributions)  not declare or pay any dividends on any class of its stock, or make any payment on account of the purchase, redemption or other retirement of any shares of such stock, or other securities or evidence of its indebtedness or make any distribution in respect thereof, either directly or indirectly, other than in an amount that would not exceed fifty percent (50%) of the consolidated Net Income of the Borrowers,  provided however, that (i) no such dividends or distributions shall be made in the event that there exists a Default or Event of Default hereunder, or in the event that a Default would occur immediately after giving effect to such payment, including without limitation, any violation of any Financial Covenants herein, except that Borrowers shall be allowed in any event to make minimum distributions to pay federal and state income taxes then due and owing and franchise taxes, but in no event shall any such allowed distributions exceed fifty percent (50%) of the consolidated Net Income of the Borrowers; and (ii) there shall be no limitation with respect to any such dividends or distributions by and between any Borrowers or Guarantors whose operations are included in the consolidated GAAP financial statements delivered in connection with this Agreement (therefore, excluding GT Holdings).

(f)           (Sublimit Reduction) permit the applicable borrowings hereunder to exceed the applicable WC Sub-Limit.

(g)          (Disposition of Collateral) sell, assign, exchange or otherwise dispose of any of the Collateral, other than assets consisting of (i) scrap, waste, defective goods and the like; (ii) obsolete, negligible or uneconomical assets, (iii) Inventory sold in the ordinary course of business (including any interest therein) (iv) intellectual property abandoned in the ordinary course of business, (v) assets which are no longer required or deemed necessary or useful in the conduct of the Borrowers’ business, so long as the Borrowers receive therefor a sum substantially equal to such asset’s fair value, and either remits such Net Cash Proceeds of such disposition which exceed, in the aggregate, Fifty Thousand and 00/100 Dollars  ($50,000.00) to Agent within three (3) Business Days of such Borrower’s receipt thereof, to be applied to the Obligations pursuant to Section 11(a) or such Net Cash Proceeds are reinvested within one hundred eighty (180) days from the date of receipt of such Net Cash Proceeds, in  other assets useful in the business and subject to a first priority Lien in Agent’s favor (subject to any Liens permitted hereunder), (vi) dispositions otherwise permitted hereunder, (vii) the sale or issuance of equity interests by a Borrower to another Borrower, (viii) the licensing of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of business subject to a first priority Lien in Agent’s favor, (ix) leases and subleases (as lessee or lessor) and licenses and sublicenses (as licensee or licensor) permitted by Section 15(h), (x) in connection with an IPO, the issuance of equity interests by GT International and/or the distribution by GT Holdings of its equity interest in GT International to its unit holders, (xi) the sale of Cash Equivalents for fair value and the use of cash for purposes that are otherwise permitted by the terms of this Agreement in the ordinary course of business, (xii) terminations of leases in the ordinary course of business, (xiii) any disposition of real property to a Governmental Authority as a result of a condemnation of such real property, provided however that any Net Cash Proceeds of such disposition which exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate, are remitted to Agent within three (3) Business Days of such Borrower’s receipt thereof, to be applied to the Obligations pursuant to Section 11(a), or reinvested within one hundred eighty (180) days from the date of receipt of the Net Cash Proceeds from such disposition in assets useful in the business and subject to a first priority Lien in Agent’s favor (subject to Liens permitted hereunder); (xiv) sale of non-core asssets obtained in connection with an acquisition permitted by Section 15(n), herein, provided that such assets are sold within twelve (12) months from the date of closing of such acquisition, and that the Net Cash Proceeds of such disposition are remitted to Agent within three (3) Business Days of such Borrower’s receipt thereof to be applied to the Obligations pursuant to Section 11(a), or reinvested within one hundred eighty (180) days from the date of receipt of such Net Cash Proceeds, in other assets useful in the business and subject to a first piority Lien in Agent’s favor; and (xv) dispositions not otherwise provided for herein in the total aggregate amount not to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) in any fiscal year, provided however, that the Net Cash Proceeds of such disposition are remitted to Agent within three (3) Business Days of such Borrower’s receipt thereof to be applied to the Obligations pursuant to Section 11(a), or reinvested within one hundred eighty (180) days from the date of receipt of such Net Cash Proceeds, in other assets useful in the business and subject to a first piority Lien in Agent’s favor, subject to Liens permitted herein.

(h)        (Liens) create, permit to be created or suffer to exist any lien, encumbrance or security interest of any kind (“Lien”) upon any of the Collateral or any other property of Borrowers, now owned or hereafter acquired, except: (i) landlords’, carriers’, warehousemen’s, mechanics’ and other similar Liens arising by operation of law in the ordinary course of Borrowers’ business; (ii) arising out of pledge or deposits under or in connection with worker’s compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; appeal bonds, customs bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for payment of borrowed money); (iii) purchase money Liens arising in the ordinary course of business or Liens incurred in connection with Capital Leases for the purchase of Goods (so long as the Indebtedness secured thereby does not exceed the lesser of the cost or fair market value of the property subject thereto, measured at the time of entering into said purchase money arrangement or Capital Lease, and such Lien extends to no other property) (other than proceeds therefrom); (iv) Liens for unpaid taxes which do not constitute a breach of Section 14(g); (v) those Liens and encumbrances set forth on Schedule “B” annexed hereto; and (vi) in favor of Agent for the benefit of the Lenders and each of their Affiliates party to a Hedging Contract, to secure the Obligations; (vii) easements, rights-of-way, restrictions, licenses, sublicenses and other similar charges or encumbrances or other minor irregularities in title (including leasehold title), so long as the same do not materially impair the value of the relevant property or the ordinary conduct of the business of any Borrower; (viii) any attachment or judgment Liens which do not otherwise constitute an Event of Default; (ix) Liens evidenced by financing statements filed under the Uniform Commercial Code for precautionary notice purposes in connection with a true lease of personal property under which Borrowers provided such financing statement does not cover any property other than that which is subject to such lease; (x) licenses, leases, sublicenses or subleases granted to third Persons in the ordinary course of business, in each case not interfering in any material respect with the conduct of the business of any Borrower; (xi) customary security deposits under leases and subleases; (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (xiii) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and (b) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Borrower, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, as permitted herein, securing amounts owing to such bank with respect to operating account arrangements, provided that in no case shall such Liens secure (either directly or indirectly) the repayment of any Indebtedness (other than on account of such overdrafts, netting or cash management), and provided further than any such Liens (other than with respect to the Excluded Deposit Accounts) shall be subordinate to the Lenders’ Liens and the deposit accounts shall be subject to a “control agreement” between said depository bank and Agent in form and substance acceptable to Agent in its sole discretion; (xiv) Liens on property existing at the time such property is acquired so long as, to the extent applicable, such merger or acquisition is permitted hereunder; provided that such Liens do not extend to property not subject to such Liens at the time of acquisition; (xv) Liens arising by operation of law under Article 2 of the UCC in favor of reclaiming seller of goods or buyer of goods; (xvi) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a acquisition permitted hereunder; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Borrower in the ordinary course of business in accordance with the past practices of such Borrower; (xviii) any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement in which a Borrower is the licensee or lessee; (xix) Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business in connection with an investment in Cash Equivalents; (xx) other Liens with respect to obligations which do not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) at any time outstanding.

(i)          (Loans) except for (i) loans existing as of the date hereof, as set forth on in Borrowers’ financial statements, (ii) transactions otherwise permitted herein, or (iii) financing arranged in connection with the sale of Inventory in the ordinary course of business but in any event not to exceed Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) at any time outstanding (the “Inventory Sale Financing”), and provided further that the term for repayment of any such Inventory Sale Financing shall not exceed twelve (12) months, make any loans or advances to any individual, partnership, trust or other corporation, including without limitation any of Borrower’s directors, officers and employees, except advances to officers or employees with respect to expenses incurred by them in the ordinary course of their duties which are properly reimbursable by such Borrower.

(j)           (Guarantees) except for (i) guarantees in favor of Agent and Lenders, (ii) contractual indemnities and warranties issued in the ordinary course of business and (iii) any guarantees otherwise permitted hereunder with respect to Indebtedness permitted hereunder,  assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any indebtedness (except guarantees by endorsement of instruments for deposit or collection in the ordinary course of business and guarantees in favor of Agent) of any individual, partnership, trust or other limited liability company.

(k)          (Investments) (i) use any loan proceeds to purchase or carry any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or (ii) invest in or purchase any stock or securities or membership interest of any individual, partnership, trust, corporation or other limited liability company except (a) extensions of trade credit in the ordinary course of business; (b) Investments in cash and Cash Equivalents; (c) investments in non-cash consideration received in connection with dispositions to the extent permitted under Section 15(g); (d) intercompany investments by the Borrowers in other Borrowers; (e) Investments existing as of the Closing Date and identified on Schedule 15(k); (f) any investment resulting from entry into any Hedge Contract or other agreements creating other Hedging Obligations in the ordinary course of business for non-speculative purposes; (g) investments received in settlement of amounts due to any Borrower effected in the ordinary course of business or owing to such Borrower as a result of the insolvency proceedings involving an account debtor or upon the foreclosure enforcement or compromise of any Lien in favor of the Borrowers; (h) customary security deposits made by the Borrowers and their Subsidiaries under leases and with utility companies; (i) make prepayments and deposits to suppliers in the ordinary course of business; (j)  investments in deposit accounts or securities accounts as permitted pursuant to Section 11(c) herein, provided such deposit accounts or securities accounts are subject to deposit account control agreements or securities account control agreements as required hereunder; (k) the Borrowers may capitalize or forgive any Indebtedness owed to it by other Borrowers; (l) earnest money required in connection with acquisitions permitted by Section 15(n), below; (n) any investments acquired in connection with acquisitions permitted by Section

15(n), below; (o) the Borrowers may establish wholly-owned Subsidiaries to the extent such wholly-owned Subsidiaires are, simultaneously upon such formation, obligated to become Guarantors hereunder and provided further that such Subsidiaries execute any and all documentation with respect the guaranteed Obligations as may be reasonably required by the Agent within fifteen (15) Business Days from the date of such establishment; (p) Investments to the extent such Investment reflects an increase in the value of Investments otherwise permitted under this Section 15(k); (q) Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit; and (r) investments as may be allowed pursuant to Section 15(l) herein.

(l)           (Transactions with Affiliates) enter into any lease or other transaction with any shareholder, officer or Affiliate on terms any less favorable than those which might be obtained at the time from Persons who (or entities which) are not such a shareholder, officer or Affiliate other than (i) transactions specifically permitted herein; (ii) payment of reasonable compensation to officers and employees for services actually rendered to any Borrower or any of its Subsidiaries; (iii) payment of customary director’s fees and expense reimbursement and indemnification of officers and directors; (iv) stock option, stock incentive, equity, bonus and other compensation plans of the Borrowers and the issuance of shares thereunder; (v) as set forth on Schedule 15(l); (vi) loans to employees, directors or officers of any Borrower specifically for purchase of GT International capital stock or options, provided that such loans do not require a cash advance by any Borrower and provided further that the aggregate value of any such loans outstanding at any time shall not exceed in the aggregate, a value of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00); (vii) other loans and advances to employees, directors or officers of any Borrower for any purpose in an aggregate amount not to exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) at any one time outstanding; and (viii) other transactions as may be allowed pursuant to Section 15(k), herein.

(m)         (Subsidiaries) except as otherwise permitted herein, sell, transfer or otherwise dispose of any stock of any Subsidiary of any Borrower, except in the event that: (A) (i) the assets of the Subsidiary being sold, transferred or otherwise disposed are transferred into a Borrower prior to the consummation of any such transaction; (ii) the proceeds from such transaction are re-invested into a Borrower within thirty (30) days of receipt; or (iii) the proceeds from such transaction are applied to prepay the Revolving Loans; or (B) are being issued or distributed in connection with an IPO permitted hereunder.

(n)          (Mergers, Consolidations, Sales or Asset Purchases) (i) merge or consolidate with or into any corporation or other entity; (ii) enter into any joint venture or partnership with any person, firm or corporation; (iii) convey, lease or sell all or any material portion of its property or assets or business to any other person, firm or corporation, except for the sale of Inventory in the ordinary course of its business; or (iv) acquire all the stock or other ownership interest or all or substantially all the assets of any other entity without prior written approval of the Agent, except (a) purchases in the ordinary course of business and except for purchases not to exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) per transaction, or Five Million and 00/100 Dollars ($5,000,000.00) per fiscal year, provided however that (i) Borrowers shall provide Agent with prior written notice of any such acquisition, including all financial disclosures with respect to such acquisition as may be requested by the Agent in its reasonable discretion, (ii) the acquisition shall be accretive upon closing, and (iii) the corporation or entity being acquired must be in the same, related, ancillary or complimentary business as the Borrowers; (b) any merger or consolidation by any Borrower with another Borrower or Guarantor or any merger of any Guarantor with any other Guarantor; (c) liquidation of GT Holdings in connection with an IPO permitted hereunder and (d) other investments expressly permitted by Section 15(k).

(o)          (Anti-Terrorism Laws)  No Borrower, or any Guarantor, shall (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. Borrowers shall deliver to Agent any certification or other evidence reasonably requested from time to time by any Lender in its sole discretion, confirming Borrowers’ compliance with this Subsection 15(m),

(p)          (Change in Legal Status) Except with ten (10) days’ prior notice to the Agent, (i) change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, and (ii) change its type of organization, jurisdiction or organization or other legal structure. If such Borrower does not have an organizational identification number and later obtains one, such Borrower shall promptly notify the Agent of such organizational identification number.

(q)          (Indebtedness)  incur Indebtedness or suffer to exist Indebtedness other than (i) Indebtedness to the Agent and the Lenders evidenced and permitted hereby; (ii) Hedging Obligations and other obligations under Hedging Contracts incurred from time to time; (iii) Indebtedness existing as of the Closing Date and identified in Schedule 15(q) attached hereto; (iv) intercompany Indebtedness owed by any Borrower to another Borrower; (v) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business of the Borrowers; provided that such indebtedness is extinguished within five (5) Business Days of incurrence, (vi) contingent obligations in respect of Indebtedness otherwise permitted under this Section 15(q); provided that such contingent obligations are subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations, (vii) contingent liabilities under surety bonds, customs and appeal bonds, governmental contracts and leases or similar instruments incurred in the ordinary course of business, (viii) Subordinated Indebtedness, (ix) Indebtedness incurred in the ordinary course of business consisting of the financing of insurance premiums, (x) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, export or import indemnitees or similar instruments, customs bonds, governmental contracts, leases, surety appeal or similar bonds and completion guarantees provided by a Borrower in the ordinary course of its business, (xi) Indebtedness constituting the obligation to make customary purchase price adjustments for working capital and indemnities in connection with acquisitions permitted by Section 15(n) herein; (xii) without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Indebtedness permitted hereunder, (xiii) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made to avoid a Default under Section 14(g), but in any event not more than Fifty Thousand and 00/100 ($50,000.00) Dollars in the aggregate; (xiv) Indebtedness consisting of incentive, non-compete, consulting, deferred compensation or other similar arrangements entered in the ordinary course of business with an officer or employee of a Borrower, and (xv) except to the extent otherwise provided in a “control agreement” or Other Document, Indebtedness in respect of netting services and overdraft protections in connection with deposit accounts, in each case in the ordinary course of business.

(r)           (Subordinated Debt) take or participate in any action which would be prohibited under the provisions of any subordination or standby agreement or make any payments with respect to any Subordinated Indebtedness pursuant to any subordination or standby agreement, except as specifically provided in any such agreement.

(s)          (Management) change or replace any Key Person without providing notice to Agent (i) within a minimum of five (5) Business Days prior to any termination, and (ii) not later than five (5) Business Days after a voluntary departure.

Notwithstanding the limitations set forth in Sections 15 (i), (k), and (q), herein to the contrary, the Borrowers shall be permitted to (a) make any loans to and investments in any non-Borrower, non-Guarantor, non wholly-owned Subsidiaries (whether foreign or domestic); and (b) incur Indebtedness arising in the ordinary course of business, provided that in no event shall the maximum aggregate amount outstanding at any time for the aforesaid allowances exceed One Million and 00/100 Dollars ($1,000,000.00), and provided further that all loans and Indebtedness arising under this paragraph shall at all times remain current and Borrower Agent shall provide Agent with written notice in the event that more than fifty percent (50%) of any such loans and/or Indebtedness outstanding are in default.

Further notwithstanding any provision to the contary contained in this Agreement, no Borrower shall be allowed to transfer any assets to GT Holdings at any time except as allowed pursuant to Section 15(e), herein.

16.           DEFAULT; RIGHTS AND REMEDIES UPON DEFAULT.

(a)           Upon the occurrence of any one or more of the following events (herein, “Events of Default”), Agent, shall at the option and direction of the Required Lenders decline to make any or all further Revolving Loans or issue Letters of Credit hereunder and all Obligations of the Borrowers to Agent and Lenders shall become immediately due and payable, at the option of the Required Lenders and without notice or demand:

(i)            The failure by the Borrowers to pay when due any principal, or interest within one Business Day from when due pursuant to the Notes or the failure by the Borrowers to pay within three (3) Business Days when due, any fees, costs, and expenses or other Obligations when due pursuant to this Agreement or the Notes.

(ii)           [Reserved.]

(iii)          Default by the Borrowers in the observance or performance of any of the covenants or agreements of the Borrowers contained in Section 14(i),  Section 14(p), Article 13 or Article 15 of this Agreement, provided however, that the covenant contained in Section 15(a) shall not be considered to be in default unless such covenant remains non-compliant for two (2) consecutive quarters (as noted in Section 15(a), and without duplication).

(iv)          Except as otherwise expressly set forth in this Section 16, the failure by the Borrowers to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement or in any Other Document with Agent which is not remedied within fifteen (15) days after the earlier of (i) notice thereof by Agent to Borrower Agent, or (ii) the date a Responsible Officer obtains knowledge of such failure to perform..

(v)           Any representation or warranty heretofore, now or hereafter made by any Borrower to Agent or any Lender, in this Agreement or the Other Documents shall prove to be false or misleading in any material respect.

(vi)          The occurrence of any event (after giving effect to any cure periods, amendments or waivers thereof) such that the holders of any Indebtedness, including Subordinated Indebtedness (in principal amounts outstanding in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) of the Borrower (other than with respect to the Obligations) may accelerate such Obligations.

(vii)         Any act by, or against, any Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any substantial part of such Borrower’s property, provided that such Borrower shall have sixty (60) days to terminate, discharge or bond-over any involuntary proceeding under this Section 16(a)(vii).

(viii)        The general assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation; the failure by any Borrower to generally pay the debts of such Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any voluntary proceeding pursuant to Title 11 of the United States Code entitled “Bankruptcy” (hereinafter the “Bankruptcy Code”) or any other federal Bankruptcy law; the filing of any complaint, application, or petition by or against any such Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of such Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling or sufferance of a meeting of creditors of such Borrower; the meeting by any Borrower of a formal or informal creditor’s committee; the offering by or entering into by any Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of any Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against or including the Borrowers which seeks or intends to accomplish a reorganization or arrangement with creditors, provided however that Borrowers shall have sixty (60) days to terminate, discharge or bond over any involuntary proceeding under this Section 16(a)(viii).

(ix)           Any attachment(s) or entry of any final judgment(s) against any Borrower in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), in the aggregate, in excess of applicable approved insurance proceeds or uncontested third party indemnities, which attachment(s) and/or judgment(s) are not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

(x)            The entry of any court order which enjoins, restrains or in any way prevents the Borrowers from conducting all or any substantial part of their business affairs in the ordinary course of business for a period of thirty (30) consecutive days.

(xi)           [Reserved.]

(xii)          With respect to GT International, the occurrence, after the Closing Date, of any Person or two or more Persons (other than GT Holdings, the current members of GT Holdings, or any underwriter in connection with consummating an initial public offering of GT International) acting in concert acquiring by contract or otherwise, or entering into a contract or agreement which upon consummation will result in its or their acquisition of, control over equity interests representing thirty-five percent (35%) or more of the combined voting entitled to vote in the election of directors of GT International, provided however, that Lenders acknowledge and consent to Borrowers’ plans for an initial public offering of GT International. With respect to the Borrowers other than GT International, any direct change in the ownership of the stock of the Borrowers from that existing at the execution of this Agreement without the prior consent of the Agent, which consent will not be unreasonably withheld, provided however, that in the event of an initial public offering of GT International and the liquidation of GT Holdings, the remaining Borrowers shall be owned 100% by GT International. Notwithstanding the aforesaid, the Lenders consent to the initial public offering of stock of GT International (an “IPO”), the primary purpose of which is for the current majority shareholders of GT Holdings to obtain partial liquidity for their investment in GT Holdings.

(xiii)         [Reserved.]

(xiv)        The occurrence of any material uninsured loss, theft, damage or destruction to any material asset(s) of the Borrowers (taken as a whole) which could reasonably be expected to result in a Material Adverse Effect.

(xv)         Any act by or against, or relating to any Borrower or its assets pursuant to which any creditor of any Borrower or reclaims or repossesses all or a substantial portion of such Borrower’s assets.

(xvi)        Except with respect to the dissolution of GT Holdings as contemplated herein, or to the extent otherwise expressly permitted hereunder, the termination of existence, dissolution, or liquidation of any Borrower.

(xvii)       This Agreement shall, at any time after its execution and delivery and for any reason, cease (A) to create a valid and perfected first priority security interest in and to the Collateral (other than with respect to Collateral which in the aggregate is immaterial) purported to be subject to this Agreement; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by the Borrowers or any Guarantor of the Borrowers denies it has any further liability or obligation hereunder.

(xviii)      Any of the following events occur or exist with respect to the Borrowers or any ERISA Affiliate: (A) any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan; (B) any Reportable Event shall occur with respect to any Plan; (C) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (D) any event or circumstance exists which constitutes grounds entitling the Pension Benefit Guaranty Corporation (PBGC) to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (E) a withdrawal or partial withdrawal under Section 4203 or 4205 of ERISA from a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other such events or conditions, if any, could in the opinion of Agent could reasonably be expected to have a Material Adverse Effect.

(xix)         [Reserved.]

(xx)          Borrowers fail at any time to maintain the Minimum Deposit accounts with Agent as required pursuant to Section 11(c), herein which such failure is not cured within three (3) Business Days from notice by Agent to Borrower Agent of such Minimum Deposit shortfall.

(xxi)         There is a breach in the WC Sublimit which remains uncured for a period of one (1) Business Day after notice from Agent to Borrower Agent.

Upon the occurrence and during the continuation of an Event of Default, Agent, at the option and direction of the Required Lenders may (i) without notice to Borrowers, setoff Borrowers’ deposit accounts held as Collateral hereunder with respect to repayment of the Obligations, and apply such amounts in each case with respect to repayment of the Obligations in the order set forth in Section 11(a), herein, (ii) declare any obligation Agent or Lenders may have hereunder with respecting borrowings hereunder and its Commitment Amount, terminated, (iii) declare all Obligations of Borrowers to be due and payable and proceed to enforce payment of the Obligations, and (iv) to exercise any and all of the rights and remedies afforded to Agent by the Uniform Commercial Code or under the terms of this Agreement or otherwise. In addition, upon the occurrence and during the continuance of an Event of Default, if Agent proceeds to enforce payment of the Obligations at the option and direction of the Required Lenders, (i) Borrowers shall be obligated to deliver to Agent cash collateral in an amount equal to one hundred three (103%) percent of the aggregate amounts then undrawn on all Outstanding Letters of Credit or acceptances issued or guaranteed by Agent or its Affiliates for the account of the Borrowers plus all applicable fees and expenses, or in the alternative, and (ii) Agent shall, at the direction of the Lenders, either setoff Borrowers’ deposit accounts held as Collateral herunder or (and regardless of whether the conditions precedent in this Agreement for a Revolving Loan have been satisfied), the Lenders will cause a Revolving Loan to be made in the aggregate amounts then undrawn on all Outstanding Letters of Credit or acceptances issued or guaranteed by Agent or its Affiliates for the account of the Borrowers plus all applicable fees and expenses, and Agent may proceed to enforce payment of the same and to exercise all rights and remedies afforded to Agent by the Uniform Commercial Code or under the terms of this Agreement or otherwise. Upon the occurrence of, and during the continuance of, an Event of Default, the Borrowers, as additional compensation to the Agent and Lenders for their increased credit risk, shall pay interest on all outstanding Obligations (other than Hedging Contracts)  (including, without limitation, principal, whether or not past due, past due interest and any other amounts past due under this Agreement) at a per annum rate of two (2%) percent greater than, the rate of interest then specified in Article 5 of this Agreement (the “Default Rate”). The Lenders acknowledge that an Event of Default hereunder is not considered a termination event or event of default under the Hedging Contracts.

(b)           Upon the filing of any complaint, application, or petition by or against the Borrowers initiating any matter in which the Borrowers are or may be granted any relief from the debts of the Borrowers pursuant to the Bankruptcy Code, Agent’s and each Lender’s obligations hereunder shall be terminated immediately, automatically, and without notice, and all Obligations of the Borrowers then outstanding shall become immediately due and payable without presentation, demand, or notice of any kind to the Borrowers.

(c)           Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit or apply to the Agent’s disposition of the Collateral. Subject to the terms of any applicable leases, the Agent may conduct any such sale or other disposition of the Collateral upon the Borrowers’ premises. Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Borrower Agent with such notice as may be practicable under the circumstances), the Agent shall give the Borrower Agent at least the greater of the minimum notice required by law or ten (10) days prior written notice of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Agent may purchase the Collateral, or any portion of it at any public sale.

(d)           If the Agent sells any of the Collateral on credit, the Borrowers will be credited only with payments actually made by the purchaser of such Collateral and received by the Agent. If the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Borrowers shall be credited with the proceeds of the sale.

(e)           In connection with the Agent’s exercise of the Agent’s rights after the occurrence and during the continuance of an Event of Default, subject to the terms of any applicable lease, the Agent may enter upon, occupy and use any premises owned or occupied by any Borrower, and may exclude such Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent’s taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Agent be liable to any Borrower for use or occupancy by the Agent of any premises pursuant to this Agreement other than to the extent of the Agent’s (or its agent’s Officer’s, director’s or employee’s) gross negligence, bad faith or willful misconduct.

(f)            Upon the occurrence and during the continuance of any Event of Default, the Agent at the direction of the Required Lenders may require the Borrowers to assemble the Collateral and make it available to the Agent at the Borrowers’ sole risk and expense at a place or places which are reasonably convenient to both the Agent and the Borrowers.

17.           STANDARDS FOR EXERCISING REMEDIES. To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, Borrowers acknowledge and agree that it is not commercially unreasonable for Agent (a) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties specifically to disclaim any warranties of title or the like, (k) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed necessary by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. The Borrowers acknowledge that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrowers or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

18.           [RESERVED.]

19.           WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. The Borrowers hereby certify that neither Agent or any Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Agent would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. The Borrowers acknowledges that Agent and each Lender has been induced to enter into this Agreement by, among other things, this waiver. The Borrowers acknowledge that it has read the provisions of this Agreement and in particular, this section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

20.           CONSENT TO JURISDICTION. Borrowers and Agent and each Lender agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the State of New Hampshire sitting in the counties of Hillsborough or Cheshire or in the District Court of the United States for the District of New Hampshire, and to the extent permitted by applicable law, the Borrowers waive personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail or recognized overnight courier to Borrower Agent, or as otherwise provided by the laws of the State of New Hampshire or the United States of America.

21.           TERMINATION.

(a)          Unless renewed in writing, this Agreement shall terminate on March 31, 2010 (the “Termination Date”), and all Obligations (including obligations to cash collateralize any outstanding Letters of Credit as set forth in Section 16(a) hereto, provided in any event, however, that any such outstanding Letters of Credit shall mature not more than six months following the Termination Date hereunder, as the same may be extended as provided herein) shall be due and payable in full, to the extent permitted by applicable law, without presentation, demand, or further notice of any kind, whether or not all or any part of the Obligations is otherwise due and payable pursuant to the agreement or instrument evidencing same. At the Borrowers’ request to be made annually not later than October 1, the Lenders may extend the Termination Date on an annual basis in their sole discretion, such that Borrowers may maintain a three (3) year facility at all times. In the event that the Lenders grant such extension in any year, the Agent shall provide written notice of such extension not later than March 31, but in any event as soon after receipt of fiscal year end statements, management letter and projections, as is practicable for the Lenders.

Agent, upon instruction of the Required Lenders, may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the security interest, Agent’s and Lenders’ rights and remedies hereunder and Borrowers’ obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full.

Upon (a) the disposition of any Collateral in accordance with the terms of this Agreement (including application of proceeds therefrom as provided herein) or (b) final and irrevocable payment in full of the Obligations (other than the Hedging Contracts), the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)). Upon such payment in full of the Obligations, Agent will, at Borrowers’ sole expense, promptly deliver to Borrower Agent, all pledged Collateral held by the Agent hereunder, and execute and deliver to Borrower Agent such documents as Borrower Agent shall reasonably request to evidence such termination; provided, further, the Agent and Lenders agree that, upon notice from Borrower Agent, the Agent shall deliver the pledged stock certificates evidencing GT Holdings’ equity interest in GT International five (5) days prior to any permitted IPO; provided, further, that in the event that the

IPO does not occur within ten (10) days of the date of such delivery, Borrowers shall immediately return such stock certificates to the Agent.

(b)          In the event that Agent and the Lenders continue to make Revolving Loans hereunder after the Termination Date without a written extension of such Termination Date or after the occurrence of an Event of Default, all such Revolving Loans: (i) shall be made in the sole and absolute discretion of Agent and all of the Lenders; and (ii) shall, together with all other Obligations, be payable thereafter ON DEMAND.

22.           JOINT AND SEVERAL LIABILITY

(a)           Each Borrower is accepting joint and several liability under this Agreement in consideration of the financial accommodations to be provided by Agent and each Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations of each Borrower to the Agent and each Lender and in consideration and furtherance of the corporate purpose of the Borrowers’ affiliated corporate relationship and structure.

(b)           Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations of each Borrower to the Lenders under this Agreement (including, without limitation, any Obligations arising under this section), it being the intention of the parties hereto that all the Obligations of each Borrower to the Lenders under this Agreement shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

(c)           If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations of each Borrower to the Lenders under this Agreement, as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event the other Borrower, under this Agreement will make such payment with respect to, or perform, such Obligation.

(d)           The Obligations of each Borrower under the provisions of this section constitute full recourse Obligations of each Borrower enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

(e)           To the extent permitted by applicable law, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any loans made under this Agreement, notice of any action at any time taken or omitted by Agent under or in respect of any of the Obligations of each Borrower to the Lenders under this Agreement, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. To the extent permitted by applicable law, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations of each Borrower to the Lenders under this Agreement, the acceptance of any payment of any of such Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations of each Borrower to the Lenders under this Agreement, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations of each Borrower to the Lenders or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, to the extent permitted by applicable law, each Borrower assents to any other action or delay in acting or failure to act on Agent’s part with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this section, afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this section, it being the intention of each Borrower that, so long as any of the Obligations under this Agreement remain unsatisfied, the Obligations of such Borrower under this section shall not be discharged except by performance and then only to the extent of such performance. To the extent permitted by applicable law, the Obligations of each Borrower under this section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Lender. The joint and several liability of each Borrower under this Agreement shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or Lender.

(f)            The provisions of this section are made for the benefit of the Agent and the Lenders’ permitted successors and assigns, and may be enforced by Agent for the benefit of the Lenders in good faith from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on Agent’s part first to marshal any of its claims or to exercise any of its rights against any Borrower or to exhaust any remedies available to Agent against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations under this Agreement or to elect any other remedy. The provisions of this section shall remain in effect until all of the Obligations of each Borrower to the Lenders under this Agreement shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of such Obligations of each Borrower to the Lenders, is rescinded or must otherwise be restored or returned by Bank upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this section will forthwith be reinstated in effect, as though such payment had not been made.

(g)           Each Borrower agrees that it shall not exercise, and hereby expressly waives until full and final payment of all Obligations to the Lenders: (i) any right to subrogation or indemnification, and any other right to payment from or reimbursement by any other Borrower, in connection with or as a consequence of any payment made by any Borrower to the

Lenders, (ii) any right to enforce any right or remedy which the Lenders may have or may hereafter have against any other Borrower, and (iii) any benefit of, and any right to participate in (A) any collateral now or hereafter held by the Lenders, or (B) any payment to the Lenders by, or collection by Agent from any other Borrower. The provisions of this paragraph are made for the express benefit of each Borrower as well as the Lenders, and may be enforced independently by each Borrower or any successor in interest to each Borrower.

23.           REGARDING AGENT.

(a)          Appointment. Each Lender hereby designates Citizens Bank New Hampshire to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the herein that are not payable to all Lenders), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

(b)          Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence, willful misconduct, bad faith or material breach of this Agreement, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrowers or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrowers to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrowers. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

(c)          Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrowers in connection with the making and the continuance of the Revolving Loans hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrowers. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Revolving Loans or at any time or times thereafter except as shall be provided by Borrowers pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrowers, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of Borrowers, or the existence of any Event of Default or any Default.

(d)           Resignation and Removal   Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrower Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers. The Required Lenders may remove the Agent from its capacity as Agent for failure to perform its material obligations under this Agreement provided that the Required Lenders shall have given prior written notice to the Agent of its failure to perform any of its material obligations under this Agreement and such failure shall not have been cured within thirty (30) calendar days after receipt of notice of such failure (or such failure cannot reasonably be cured within such thirty (30) day period, then within such longer period of time as may be necessary to complete such cure so long as Agent commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion). Upon any such resignation or removal, the Required Lenders shall have the right to appoint as a successor Agent which shall be any Lender or any financial institution whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A2” or its equivalent by S&P and which has a net worth of not less than $500,000,000. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation or its removal, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent thereafter arising. After any retiring or removed Agent’s resignation or removal, the provisions of this Agreement and the Other Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent’s resignation as Agent, the provisions of this Article 23 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

(e)           Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Lender or Borrowers or any other Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

(f)           Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent in good faith with commercially reasonable care.

(g)          Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowers referring to in this Agreement or the Other Documents, describing such Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of Lenders.

(h)          Indemnification. To the extent Agent is not reimbursed by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its Commitment Percentage, from and against any and all actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, out-of-pocket expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other

Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s or its agent’s employee’s director’s or advisor’s gross (not mere) negligence, willful misconduct, bad faith or material breach of this Agreement or any Other Document.

(i)           Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Revolving Loans made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(j)           Delivery of Documents. To the extent Agent receives “Borrowers’ Reports” required under Article 13 of this Agreement, Agent will promptly furnish such documents and information to Lenders.

(k)          Borrowers’ Undertaking to Agent. Without prejudice to its obligations to Lenders under the other provisions of this Agreement, Borrowers hereby undertake with Agent to pay to Agent from time to time on demand, or otherwise when due hereunder, all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

(l)           No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Borrowers, any Guarantor, their Affiliates or their agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby:  (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, applicable (4) customer notices or (5) other procedures required under the CIP Regulations or other laws.

(m)         USA Patriot Act Certifications From Banks and Participants. Each Lender or assignee or participant of such that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender, Purchasing Lender or Transferee is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.

(n)          Required Lenders and Unanimous Consent. The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Agreement, from time to time enter into written supplemental agreements, amendments to or waivers of the provisions of this Agreement or the Other Documents executed by any Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or any Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement, amendment, waiver or other modification to this Agreement or the Other Documents shall, without the following consent:

(i)            increase the Commitment Percentage, the Commitment Amount of any Lender or the Credit Limit of each Lender without the consent of each Lender directly affected thereby;

(ii)           extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement (other than as a result of any waiver or cure of any Event of Default) without the unanimous consent of all Lenders.

(iii)          alter the Commitment Percentage of the Required Lenders or alter, amend or modify this Subsection 23(m), without the unanimous consent of all Lenders;

(iv)          release any Collateral (other than in accordance with the provisions of this Agreement) without the unanimous consent of all Lenders;

(v)           change the rights and duties of Agent without the consent of the Agent and the Required Lenders;

(vi)          increase the WC Sub-Limit without the unanimous consent of all Lenders; or

(vii)         change the financial covenants contained in Article 15 hereof without the consent of the Required Lenders.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent

Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

Notwithstanding the foregoing, if the Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or the Other Documents, then the Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or the Other Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(o)           Replacement of Holdout Lender.

(i)            If any action to be taken by the Lenders hereunder requires the unanimous consent, authorization, or agreement, of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may, or upon Borrowers’ request, and otherwise in compliance with the terms of this Section 23(o), permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Any notice hereunder to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(ii)           Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding obligations (including an assumption of its pro rata share of the risk participation liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. Until such time as the Replacement Lender(s) shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s pro rata share of Loans.

(iii)          In the event that no new Lender is located to purchase the Holdout Lender’s Commitment, then Borrower Agent shall have the option after receipt of written notice from Agent to Borrower Agent that no new Lender has been obtained, to terminate the Commitment of the Holdout Lender. Borrowers agree to pay all reasonabe costs or out-of-pocket expenses incurred by any Lender in connection with this Section 23(o) including without limitation, all principal and accrued and unpaid interest or fees, including any accrued and unbilled LIBOR Rate Loan Prepayment Fees, if any.

24. ASSIGNMENT AND PARTICIPATION.

(a)           Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that: (a) the Agent and, so long as no Event of Default exists hereunder, the Borrower Agent shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that (i) such consent shall not be required for any assignment to another Lender who was not admitted pursuant to a waiver of clause (e) below, to a lender which is and remains under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender, provided that such assignee shall remain a wholly-owned Subsidiary of such Lender, and (ii) the consent of Agent shall not be required if an Event of Default exists and is continuing so long as the assignee is an institutional lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in substantially the form of Exhibit 5 annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Lender be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrowers (other than a Sponsor Affiliated Lender) which rights shall instead be allocated pro rata among the other remaining Lenders, (e) if such assignee is to become a Lender, such assignee shall have a net worth as of the date of such assignment of not less than $200,000,000, unless waived by the Agent and the Borrower Agent, (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000 (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Event of Default exists hereunder, the Borrowers, (g) such assignee shall pay the Registration Fee to Agent, and (h) such assignee shall be subject to the terms of any intercreditor agreement among the Lenders and the Agent. Any assignee satisfying the terms and conditions of this Section 24(a) shall be referred to as an “Eligible Assignee” Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in Section 24(b) be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule “C” to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor, each other Lender, and the Borrowers as to whether such assignee satisfies the definition of Eligible Assignee.

(b)           Register. The Agent shall maintain on behalf of the Borrowers a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $5,000 (the “Registration Fee”) (provided that with respect to any assignment by a Lender to a Subsidiary as provided herein, the assigning Lender shall pay to Agent its reasonable expenses incurred in connection with such assignment in lieu of such registration fee).

(c)           New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrowers, at Agent’s expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower Agent.

(d)           Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the Other Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Other Documents, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrowers, (e) such sale is effected in accordance with all applicable laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by any of the Borrowers (other than Sponsor Affiliated Lenders). Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

(e)           Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or to such other Person as the Agent may approve to secure obligations of such lenders. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

(f)            No Assignment by Borrowers. No Borrower shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders and any purported assignment without such consent shall be null and void. No consent to an assignment by Agent shall release any Borrower from its Obligations. Agent may assign this Agreement and its rights and duties hereunder with prior consent from Borrowers (not to be unreasonably withheld, conditioned or delayed), provided however, that Borrowers shall have no such consent or approval rights at any time while any Event of Default exists and is continuing.

(g)           Disclosure. Borrowers agree to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment in accordance with the terms herein. Each of the Lenders and the Agent acknowledges and agrees for itself that information provided and to be provided by the Borrowers contains confidential non-public information related to the Borrowers and agrees to keep any information delivered or made available by the Borrowers to it confidential from anyone other than its employees, officers, attorneys and other advisors who are engaged in evaluating, administering or syndicating the Loan or rendering advice in connection therewith, and each of Agent and the Lenders agrees not to trade in the Borrowers’ securities (all of whom shall be bound by this Section 24(g)) in violation of Section 10(b) of the Securities Exchange Act of 1934, as amended, or Rule 10b-5 or any other federal securities laws or regulations thereunder, provided that nothing herein shall prevent any of the foregoing Persons from disclosing such information (i) to any potential assignees or participants who have agreed to maintain the confidentiality of such information in the manner and to the extent provided in this Section 24(g), (ii) upon the order of any court or administrative agency or upon the request of any administrative agency or authority having jurisdiction over any of the foregoing Persons or such potential assignees or participants, (iii) to the extent that such information has been publicly disclosed other than as a result of a disclosure by the foregoing Persons, (iv) otherwise as required by law or (v) to the extent necessary to enforce the Loan Documents, provided that, with respect to any Lender disclosing information pursuant to the preceding clause (ii) that would result in such information becoming publicly available, such Lender agrees to use its commercially reasonable efforts to furnish the Borrower Agent with prior notice of such disclosure and an opportunity to contest such disclosure as long as furnishing such notice and opportunity is practicable and would not result in the Lenders’ violation of the requirements of law. In addition, the Lenders may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors to such contractual counterparty agree to be bound by the provisions of this Section 24(g).

(h)           Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 5(VI) or Section 10 with respect to such Lender, it will, if requested by the Borrower Agent, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Revolving Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation would not subject such Lender to any un-reimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender; provided, however, that the Borrowers shall not be liable for such costs and expense of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date, and (ii) the relevant change in law under Section 5(VI) or Section 10 occurs on a date prior the date such Lender becomes a party hereto, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section 5(VI) or Section 10. The Borrowers hereby agree to pay all reasonable costs and out-of-pocket expense incurred by any Lender in connection with any such designation or assignment within five (5) Business Days written notice from Agent. A certificate setting forth such costs and expenses submitted by such Lender to the Borrower Agent shall be conclusive absent manifest error.

25.           MISCELLANEOUS.

(a)          No delay or omission on the part of Agent in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Agent’s and each Lender’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

(b)          Agent is authorized to make LIBOR Loans or Prime Rate Loans under the terms of this Agreement upon the request, either written or oral, in the name of the Borrowers by any of the following named person, or persons, from time to time, holding the following offices of the Borrowers, President, Treasurer, controller and such other officers of any Borrower and authorized signatories as may from time to time be set forth in separate resolutions. Any request for a Revolving Loan which is not accompanied by a LIBOR Notice of Borrowing shall be deemed a request for a Prime Rate Loan.

(c)          This Agreement shall bind and inure to the benefit of the respective permitted successors and assigns of each of the parties hereto.

(d)          Borrowers agree that any and all Revolving Loans made by Agent and the Lenders to Borrowers or for its account under this Agreement shall be conclusively deemed to have been authorized by Borrowers and to have been made pursuant to duly authorized requests therefor on its behalf.

(e)          Unless otherwise defined in this Agreement, capitalized words or words used in Article 2 herein shall have the meanings set forth in the Uniform Commercial Code as in effect in the State of New Hampshire as of the date of this Agreement (as amended from time to time, the “Uniform Commercial Code”).

(f)           Paragraph and section headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not, invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application). This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

(g)          Borrowers shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnitee”) from and against any and all actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, out-of pocket expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of (x) the gross (not mere) negligence, willful misconduct, bad faith or material breach of this Agreement or any Other Document of or by such Indemnitee or any of its agents, Affiliates, employees, officers, directors or advisors, (y) a claim brought by the Borrowers against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any Other Document or (z) a claim between two Indemnitees; and subject to any actual or potential conflict determined in the sole judgment of any Indemnitee, Indemnitees will use a single general counsel and, to the extent reasonable or customary, a single “specialty counsel” and a single local counsel in each applicable jurisdiction.

(h)          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other loan document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested ), overnight courier, or telefacsimile to Borrowers or to Agent, as the case may be, at its address set forth below:

(A)	If to Agent:	Citizens Bank New Hampshire
875 Elm Street
Manchester, NH 03101
Attn: Lori Chandonnais, Senior Vice President
E-Mail: Lori.chandonnais@citizensbank.com
Telephone: (603) 634-7311
Telecopier: (603) 634-7392

(A)	With a copy to:	Burns & Levinson LLP
125 Summer Street
Boston, MA 02110-1624
Attn: Frank A. Segall, Esq.
Leslie B. Muldowney, Esq.
Telephone: (617) 345-3000
Telecopier: (617) 345-3299

E-Mail: Fsegall@burnslev.com
Lmuldowney@burnslev.com

If to Borrowers:	GT Solar International, Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
Attn: Howard Smith, CFO
Telephone: (603) 502-3387
Facsimile ( ) -
E-Mail: hsmith@gtsolar.com

With a copy to:	Kirkland & Ellis LLP
200 E. Randolph Dr.
Chicago, IL 60601
Attn: Maureen Sweeney, Esq.
Telephone: (312) 861-2190
Facsimile: (312) 660-0359
E-Mail: msweeney@kirkland.com

(B)                                If to a Lender other than Agent, as specified on the signature pages hereof or under any Commitment Transfer Supplement executed thereafter.

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demand sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail.

(i)           Agent shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings or any other paper delivered to Agent by Borrowers in connection with this Agreement or any Other Document for more than four (4) months after receipt of the same by Agent.

(j)           Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent, any Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

(k)          Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(l)           The laws of New Hampshire shall govern the construction of this Agreement and the rights and duties of the parties hereto. This Agreement shall take effect as a sealed instrument.

(m)         Each Lender that is subject to the USA Patriot Act and the Agent hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address and taxpayer identification of the Borrowers and other information that will allow such Lender or the Agent, as applicable, to identify the Borrowers in accordance with the USA Patriot Act.

(n)          This Agreement may be executed in multiple counterparts, each of which shall be effective upon delivery and, thereafter, shall be deemed to be an original, and all of which shall be taken as one and the same instrument with the same effect as if each party hereto had signed on the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signature thereto and may be attached to another part of this Agreement identical in form hereto and having attached to it one or more additional signature pages. This Agreement may be transmitted by facsimile machine or by electronic mail in portable document format (“pdf”) and signatures appearing on faxed instruments and/or electronic mail instruments shall be treated as original signatures.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

WITNESS	BORROWERS:

GT SOLAR INTERNATIONAL, INC.

	By:	/s/ Howard T. Smith
Name: Howard T. Smith
Title:

GT SOLAR INCORPORATED

By:
Name:
Title:

GT EQUIPMENT HOLDINGS, INC.

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

GT SOLAR HOLDINGS, LLC

By: OCM/GFI Power Opportunities Fund II, L.P.
Its: Managing Member

By: GFI Power Opportunities Fund II GP, LLC
Its: General Partner

By: GFI Energy Ventures LLC
Its: Managing Member

By:	/s/ Richard K. Landers
Name: Richard K. Landers
Its: Principal

By: OCM/GFI Power Opportunities Fund II
(CAYMAN), L.P.
Its: Managing Member

By: GFI Power Opportunities Fund II GP
(Cayman) Ltd.
Its: General Partner

By: GFI Power Opportunities Fund II GP, LLC
Its: Director

By: GFI Energy Ventures LLC
Its: Managing Member

	By:	/s/ Richard K. Landers
Name: Richard K. Landers
Title: Principal

LENDERS:

CITIZENS BANK NEW HAMPSHIRE, individually	Loan Amount:
And as a Lender and as Agent	$40,000,000.00
Percentage: 66.7%

By:
Name:
Title:

,	Loan Amount:
As a Lender	$20,000,000.00
Percentage 33.3%

By:
Name:
Title:

SCHEDULES

The following Schedules to the within the Amended and Restated Loan and Security Agreement (All Assets) are respectively described in the section indicated. Those Schedules in which no information has been inserted shall be deemed to read “None”.

SCHEDULE “A”

Borrowers’ Places of Business and Organizational Identification Number (§3)

Entity	Property Address	Organizational ID No.

GT Solar International, Inc.	243 Daniel Webster Highway	4226823
	Merrimack, NH 03054

GT Solar Incorporated	243 Daniel Webster Highway	3469748
	Merrimack, NH 03054

	110 E. Broadway, Fourth Floor
	Missoula, MT

GT Solar Holdings, LLC	243 Daniel Webster Highway	4067093
	Merrimack, NH 03054

GT Equipment Holdings, Inc.	243 Daniel Webster Highway	398964
	Merrimack, NH 03054

SCHEDULE “B”

Other Encumbrances and Liens (§4(f)(i))

SCHEDULE “C”

Loan Amounts and Commitment Percentages

Lender	Loan Amount	Commitment Percentage

Citizens Bank New Hampshire	$40,000,000	66.7%

EXHIBIT 1

FORM OF

REVOLVING CREDIT NOTE

$___________________________	Date: March , 2007

This Revolving Credit Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement (All Assets), dated of even date herewith (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”), by and among and GT Solar International, Inc., a Delaware corporation (“GT International”), GT Solar Incorporated, a Delaware corporation (“GT Solar”), GT Solar Holdings, LLC, a Delaware limited liability company (“GT Holdings”) and GT Equipment Holdings, Inc., a New Hampshire corporation , a New Hampshire corporation (“GT Equipment” and collectively, jointly and several with GT International, GT Solar and GT Holdings, the “Borrowers”, each individually, a “Borrower”) and Citizens Bank New Hampshire. (“CBNH”), various other financial institutions which are now or which hereafter became a party thereto (CBNH and such other financial institutions are each, a “Lender” and collectively, the “Lenders”) and CBNH, agent for the Lenders (in such capacity, the “Agent”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, the Borrowers hereby promise to pay to the order of [each Lender] at the office of Agent located at 875 Elm Street, Manchester, New Hampshire 03101 or at such other place as Agent may from time to time designate to Borrower Agent in writing, in each case in accordance with the terms of the Loan Agreement:

(i)            the principal sum in the maximum amount of                                                     and     /100 Dollars ($                       ) or, if different from such amount, the unpaid outstanding principal balance of [each Lender’s] Commitment Percentage of the Revolving Loans as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii)           interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable interest rate in effect under the applicable provisions of the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the default rate pursuant to the terms of the Loan Agreement.

This Note is one of the Revolving Credit Notes referred to in the Loan Agreement and is secured by all of the Collateral described in the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If any Event of Default shall occur under the Loan Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees pursuant to the terms of the Loan Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of New Hampshire.

To the extent permitted by applicable law, the Borrowers expressly waive any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

[Each Lender] may at any time pledge all or a portion of its rights under the Other Documents including any portion of this Revolving Credit Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release [each Lender] from its obligations under any of the Other Documents.

IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note by its duly authorized officer with the intention that it constitutes a sealed instrument.

WITNESS:	GT SOLAR INTERNATIONAL, INC.

By:
Name:
Its:

GT SOLAR INCORPORATED
By:
Name:
Its:

GT EQUIPMENT HOLDINGS, INC.

By:
Name:
Its:

GT SOLAR HOLDINGS, LLC

By:	OCM/GFI Power Opportunities Fund II, L.P.
Its:	Managing Member

By:	GFI Power Opportunities Fund II GP, LLC
Its:	General Partner

By: GFI Energy Ventures LLC
Its: Managing Member

By:
Name: Richard K. Landers
Its: Principal

By: OCM/GFI Power Opportunities Fund II
(CAYMAN), L.P.
Its: Managing Member

By: GFI Power Opportunities Fund II GP
(Cayman) Ltd.
Its: General Partner

By: GFI Power Opportunities Fund II GP, LLC
Its: Director

By: GFI Energy Ventures LLC
Its: Managing Member

By:
Name: Richard K. Landers
Title: Principal

EXHIBIT 2

FORM OF

BORROWERSS CERTIFICATE OF

GENERAL AGREEMENTS AND

REPRESENTATIONS AND WARRANTIES

[Date]

The undersigned,                       , does hereby certify that he is the duly authorized                     of GT Solar International, Inc., a Delaware corporation (the “Company”) and that, as such, solely in his capacity as an officer, he is authorized to execute and deliver this Certificate on behalf of the Company, and GT Solar Incorporated (“GT Solar”), GT Solar Holdings, LLC (“GT Holdings”) and GT Solar Equipment Holdings, Inc. (“GT Equipment” and collectively, jointly and severally with the Company, GT Solar and GT Holdings,  referred to herein as the “Borrowers” and each, a “Borrower”) in connection with the extension of a Revolving Loans from the Lenders to the Borrowers, on the terms and conditions set forth pursuant to that certain Loan and Security Agreement (All Assets) by and between Borrowers and the Lenders dated as of April      , 2007 (as the same may be amended, restated, supplemented or modified from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Loan Agreement.

The undersigned does hereby further certify solely in his capacity as an officer of the Company, and not in an individual capacity, which such Company is the Borrower Agent to the Borrowers, as follows:

1.             Each representation and warranty contained in Sections 3 and 4 of the Agreement, and all Schedules and Exhibits attached to the Loan Agreement are true and correct in all material respects, on and as of the date hereof, or to the extent such representation relates to an earlier date, then such date.

2.             No Default or Event of Default has occurred or is continuing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on this the         day of                 , 20   .

GT SOLAR INTERNATIONAL, INC.

By:
Name:
Title:

EXHIBIT 3

NOTICE OF BORROWING

Date:              , 200

To:	Citizens Bank New Hampshire (Agent)
875 Elm Street
Manchester, NH 03101

Re:                               Loan and Security Agreement (All Assets) dated April     , 2007 (as the same may be amended, restated, modified or supplemented from time to time the “Loan Agreement”) by and among Citizens Bank New Hampshire. (as “Agent”) and the Lenders, and GT Solar International, Inc. (“GT International”), GT Solar Incorporated (“GT Solar”), GT Solar Holdings, LLC (“GT Holdings”) and GT Equipment Holdings, Inc. (“GT Equipment” and collectively, jointly and severally with GT International, GT Holdings and GT Solar,  the “Borrowers”, and each, a “Borrower”)

This Notice of Borrowing confirms the following request for ❑ a LIBOR Rate Loan - ❑ conversion/continuation of a Prime Rate Loan under the Revolving Loan (check applicable boxes) under the Loan Agreement.

Date of Request:

Date of LIBOR Rate Loan:

Amount of LIBOR Rate Loan at LIBOR Rate: *

Interest Period:   One, two or three months

❑                                    This is a request for a continuation/conversion of a LIBOR loan described as follows:

Date of Original Loan:

Amount of Original Loan:

Maturity Date:

Interest Period:  One, two or three months

Amount of Loan to be Continued or Converted:

The Borrower Agent hereby certifies that all representations and warranties contained in Sections 3 and 4 of the Loan Agreement are true and correct in all material respects on the date of this Notice of Borrowing as though such representations and warranties had been made on this date (except to the extent that such representation or warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date). Terms used herein which are defined in the Loan Agreement are used as so defined.

GT SOLAR INTERNATIONAL, INC.
(As Agent Borrower)

By:

EXHIBIT 4

COMPLIANCE CERTIFICATE

On behalf of GT Solar International, Inc., (“GT International” and/or “Borrower Agent”), GT Solar Incorporated (“GT Solar”), GT Solar Holdings, LLC (“GT Holdings”) and GT Equipment Holdings, Inc. (“GT Equipment” and collectively, jointly and severally with GT International, GT Holdings and GT Solar,  the “Borrowers”, and each, a “Borrower”) the Borrower Agent hereby certifies to the Agent and the Lenders, pursuant to the Loan and Security Agreement (All Assets) among Borrowers, the Agent and the Lenders dated April 20, 2007, (as the same may be amended, restated, modified or supplemented from time to time, the “Loan Agreement”), that:

1.             Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

2.             The Borrowers have complied with all the terms, covenants and conditions to be performed or observed by the Borrowers contained in the Loan Agreement and other documents required to be executed by the Borrowers in connection with the Loan Agreement, except as otherwise noted below (if none, state none):

3.             Neither on the date hereof nor, if applicable, after giving effect to the loan made on the date hereof, if applicable, does there exist a Default or any Event of Default.

4.             The representations and warranties contained in the Loan Agreement and in any Other Documents furnished at any time thereunder are true, correct and complete in all material respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that any such representation and warranty relates solely to an earlier date (in which case such representation and warranty shall be true, correct and complete in all material respects on and as of such earlier date).

B.            Financial Covenants

As of the date hereof or, for such period as may be designated below, the computations, ratios and calculations as set forth below in accordance with Section 15 of the Loan Agreement are true and correct:

1.             Quarterly Proforma EBITDA: - Section 15(a)

The Proforma EBITDA of GT Solar International, Inc. (on a consolidated basis with its Subsidiaries) as of            , 20   was $                     , and as of the previous quarter ended                , 20    was $            .

Required this Period: $

Required last Period: $

2.             Total Funded Debt to Trailing Twelve Month Proforma EBITDA – Section 15(b)

The ratio of total funded debt to proforma EBITDA of GT Solar International, Inc. (on a consolidated basis with its Subsidiaries)  as of                  , 20    for the applicable period was equal to          to 1, computed as follows:

A.	Senior Indebtedness	$

B.	Subordinated Indebtedness	$

C.	Letters of Credit Outstanding	$

D.	Pledged Cash Collateral Accounts	$

E.	Total Funded Debt (A + B + C – D)	$

F.	Trailing Twelve Months Proforma EBITDA	$

G.	Ratio of E to F = to

3.             Debt Service Coverage Ratio - Section 15(c)

The debt service coverage ratio of GT Solar International, Inc. ( (on a combined basis with its Subsidiaries) as of                  , 200      for the applicable period was equal to          to 1, computed as follows:

A.	Net Income	$

B.	Depreciation and Amortization	$

C.	Interest	$

D.	Distributions and Dividends	$

E.	Unfinanced capital expenditures	$

F.	A + B + C - D – E = cash flow	$

G.	Interest

H.	CMLTD

I.	G + H = fixed charges

J.	Ratio of F to I = ____ to _____

4.             Capital Expenditures – Section 15(d)

The Capital Expenditures of GT Solar International, Inc. (on a consolidated basis with its Subsidiaries) as of           , 20   , for the fiscal period from                 , 20     to             , 20   , was $                ..

Annual Maximum Allowed: $

5.             WC Sublimit – Section 15(f)

The working capital borrowings of the Borrowers outstanding as of            , 20    were $            .

WC Sublimit for this Period: $

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Borrower Agent, has executed and delivered this Certificate solely on behalf of the Borrower Agent (solely in such capacity) and not in an individual capacity on                      , 200   .

GT SOLAR INTERNATIONAL, INC.

By:
Name:
Title:

EXHIBIT 5

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Reference is made to that certain Loan and Security Agreement (All Assets) dated as of April    , 2007 (as the same may be amended, restated, modified or supplemented from time to time, the “Loan Agreement”), among GT Solar International, Inc. (“GT International”), individually and as Borrower Agent, GT Solar Incorporated (“GT Solar”), GT Solar Holdings, LLC (“GT Holdings”) and GT Equipment Holdings, Inc. (“GT Equipment”, and collectively, jointly and severally with GT International, GT Solar and GT Holdings, the “Borrowers” and each, individually, a “Borrower”),  the financial institutions party thereto, as lenders and Citizens Bank New Hampshire for itself and as agent for the Lenders (in such capacity, the “Agent”). Terms defined in the Loan Agreement are used herein with the same meanings.

1.             The undersigned assignor (the “Assignor”) hereby sells and assigns, without recourse, to the undersigned assignee (the “Assignee”), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the effective date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Loan Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date and the Loans including any Letters of Credit owing to the Assignor which are outstanding on the effective date, together with unpaid interest accrued on the assigned Loans or Letters of Credit to the effective date and the amount, if any, set forth below of the fees accrued to the effective date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in the Loan Agreement, a copy of which has been received by each such party. From and after the effective date (i) the Assignee shall be a party to and be bound by the provisions of the Loan Agreement and, to the extent of the interest assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

2.             This Assignment and Acceptance is being delivered to the Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, such forms as may be required by the Agent, duly completed and executed by such Assignee and (iii) if the Assignee is not already a Lender under the Loan Agreement, an Administrative Questionnaire in the form of Exhibit 5-1 to the Loan Agreement.

3.             THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment):

Percentage Assigned of Commitments (set forth,

as a percentage of the Aggregate

Allocations:           %

Principal Amount

Assigned: $

Fees Assigned (if any):

The terms set forth above are hereby agreed to:

                                                            as Assignor

By:
Name:
Title

                                                            as Assignee

By:
Name:
Title:

Note:  The below consent is not required in the event that an Event of Default has occurred and is continuing at the time of the Assignment effected hereby.

The undersigned, a duly authorized officer of the Borrower Agent, by executing below, hereby consents to the Assignment evidenced by this Assignemnt and Acceptance Agreement,  on behalf of the Borrower Agent (solely in such capacity) and not in an individual capacity on              , 200   .

GT Solar Incorporated

By:
Name:
Title:

EXHIBIT 5-1

FORM OF ADMNISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to the attention of                                    , Senior Vice President, Citizens Bank New Hampshire as soon as possible.

Fax Number: (         )

LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

FAX Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

FAX Number:

TAX WITHHOLDING:

Non Resident Alien             Y*

* Form 4224 Enclosed

Tax ID Number

CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

FAX Number:

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

Routing Transit/ABA number of Bank where funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional Information:

MAILINGS:

Please specify who should receive financial information:

Name:

Street Address:

City, State, Zip Code:

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify me of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me at (    )                  .

PARTICIPANT INFORMATION

Participant Name:

Address:

Primary Contact:

Title:

Department:

Phone Number:

Facsimile :

Alternate Contact:

Phone Number:

Facsimile #:

Account Officer:

Phone Number:

Tax ID #:

Commitment Percentage:

Maximum Commitment:

Interest Rate and Fees:

WIRE INSTRUCTIONS TO YOUR BANK:

Bank Name:

Department Name:

ABA 9:

A/C #:

Attention:

Client Name/Ref

AGENT’S WIRE INSTRUCTIONS:

Name:

ABA 9:

A/C #: (to be assigned)

Tax ID #:

Attention:

Client Name/Ref

SCHEDULE I TO

COMMITMENT TRANSFER SUPPLEMENT

LIST OF OFFICES, ADDRESSES FOR NOTICE AND COMMITMENT AMOUNTS

[Transferor Lender]	Revised Commitment Amount	$

	Revised Commitment Percentage		%

[Purchasing Lender]	Commitment Amount	$

	Commitment Percentage		%

Addresses for Notices:

Attention:

Telephone:

Telecopier:

Schedule II to

COMMITMENT TRANSFER SUPPLEMENT

[Form of Transfer Effective Notice]

To:                                                                                    , as Transferor Lender

And

                                                                                         , as Purchasing Lender:

The undersigned, as Agent under the Loan and Security Agreement (All Assets) dated as of                            among GT Solar International, Inc.,                              ,                                   and                                , the financial institutions named therein (the “Lenders”) and Citizens Bank New Hampshire., as a Lender and as Agent for Lenders, acknowledges receipt of four (4) executed counterparts of a completed Commitment Transfer Supplement in the form attached hereto. [Note: attach copy of Commitment Transfer Supplement]. Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [Insert date of Transfer Effective Notice].

CITIZENS BANK NEW HAMPSHIRE
As Agent

By:
Name:
Title:

ACCEPTED FOR RECORDATION
IN REGISTER:

Acceptance

SCHEDULE 1(d)

Excluded Collateral

SCHEDULE 4(m)

Commercial Tort Claims

(list for each Borrower separately)

GT Solar International, Inc.	None.
GT Solar Incorporated	None.
GT Solar Holdings, LLC	None.
GT Equipment Holdings, Inc.	None

SCHEDULE 4(i)

Litigation

None.

SCHEDULE 15(a)

Pro Forma EBITDA

	Jun - June	Sep - September	Dec - December	Mar - March
	2007	2007	2007	2007	Total

OP - Operating Profit	-1,476,022.28	1,343,076.41	1,287,414.08	8,636,183.47	9,790,651.68

AMO_DEP_ADD - add: Depreciation & Amort	3,996,539.28	3,999,693.50	4,012,601.84	4,058,817.94	16,067,652.56

STKCOMP - add: Non-Cash Stock Compensation Expense	0.00	213,243.00	213,243.00	213,243.00	639,729.00

PURACCTOT - add: non-Cash Purchase Accounting Adjustments	70,017.35	277,803.90	0.00	0.00	347,821.25

Total	2,590,534.35	5,833,816.81	5,513,258.92	12,908,244.41	26,845,854.49

SCHEDULE 15(k)

Investments

None.

SCHEDULE 15(l)

Transactions With Affiliates

None.

SCHEDULE 15(q)

Indebtedness